Exhibit 1

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                          SECURITIES PURCHASE AGREEMENT

                                  By and Among


                      NATIONAL AUTO FINANCE COMPANY, INC.,


                         THE 1818 MEZZANINE FUND, L.P.,


                             PC INVESTMENT COMPANY,


                      PROGRESSIVE INVESTMENT COMPANY, INC.

                                       and

                  MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)




                         ------------------------------

                             Dated December 22, 1997

                         ------------------------------





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                            TABLE OF CONTENTS


                                                                    Page

ARTICLE 1    DEFINITIONS...............................................1
      1.1    Definitions...............................................1
      1.2    Accounting Terms; Financial Covenants....................15

ARTICLE 2    PURCHASE AND SALE........................................16
      2.1    Purchase and Sale of Senior Subordinated Notes, Warrants
             and Shares...............................................16
      2.2    Fees.....................................................16
      2.3    Closing..................................................17

ARTICLE 3    CONDITIONS TO THE OBLIGATION OF THE
             PURCHASERS TO CLOSE......................................17
      3.1    Representations and Warranties True......................17
      3.2    Compliance with this Agreement...........................17
      3.3    Officer's Certificate....................................18
      3.4    Secretary's Certificate..................................18
      3.5    Documents................................................18
      3.6    Purchase Permitted by Applicable Laws; Legal Investment..18
      3.7    Opinion of Counsel.......................................18
      3.8    Approval of Counsel to the Purchaser.....................18
      3.9    Consents and Approvals...................................18
      3.10   No Material Adverse Change...............................19
      3.11   Employment Agreements....................................19
      3.12   Registration Rights Agreement............................19
      3.13   Certificate of Incorporation and By-Laws of the Company
             and its Subsidiaries.....................................19
      3.14   Market Conditions........................................19
      3.15   No Default or Breach.....................................19
      3.16   Fees.....................................................19
      3.17   Morgan...................................................19
      3.18   Termination of Other Registration Rights Agreements......20
      3.19   Credit Agreement Waiver..................................20
      3.20   Simultaneous Purchases...................................20
      3.21   Subordination............................................20
      3.22   National Auto Finance Company, L.P.......................20
      3.23   Confirmation from Nasdaq National Market.................20

ARTICLE 4    CONDITIONS TO THE OBLIGATION OF THE
             COMPANY TO CLOSE   ......................................21
      4.1    Representations and Warranties True......................21

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                                                                    PAGE

      4.2    Compliance with this Agreement...........................21
      4.3    Approval of Counsel to the Company.......................21
      4.4    Consents and Approvals...................................21
      4.5    Amendments of Registration Rights Agreements.............21
      4.6    Credit Agreement Waiver..................................21
      4.7    General Partner's Certificate............................22

ARTICLE 5    REPRESENTATIONS AND WARRANTIES OF
             THE COMPANY..............................................22
      5.1    Corporate Existence and Power............................22
      5.2    Corporate Authorization; No Contravention................22
      5.3    Governmental Authorization; Third Party Consents.........23
      5.4    Binding Effect...........................................23
      5.5    No Legal Bar.............................................23
      5.6    Litigation...............................................24
      5.7    No Default or Breach.....................................24
      5.8    Title to Properties......................................24
      5.9    Financial Condition; No Undisclosed Liabilities..........24
      5.10   No Material Adverse Change...............................25
      5.11   Investment Company.......................................25
      5.12   Subsidiaries.............................................25
      5.13   Capitalization...........................................25
      5.14   Solvency.................................................26
      5.15   Private Offering.........................................26
      5.16   Broker's, Finder's or Similar Fees.......................26
      5.17   Full Disclosure..........................................26
      5.18   Anti-Dilution Protection.................................27
      5.19   Registration Rights Agreements...........................27
      5.20   Labor Relations..........................................27
      5.21   ERISA and Employee Benefit Plans.........................27
      5.22   Environmental Matters....................................28
      5.23   Taxes....................................................28
      5.24   Patents, Trademarks, Etc.................................29
      5.25   Potential Conflicts of Interest..........................30
      5.26   Trade Relations..........................................30
      5.27   Indebtedness.............................................30
      5.28   Material Contracts.......................................30
      5.29   Insurance................................................31
      5.30   Projections..............................................31
      5.31   Commission Documents.....................................31
      5.32   Lending Activities.......................................31

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                                                                    PAGE

ARTICLE 6    REPRESENTATIONS AND WARRANTIES OF
             THE PURCHASER............................................32
      6.1    Existence and Power......................................32
      6.2    Authorization; No Contravention..........................32
      6.3    Binding Effect...........................................32
      6.4    No Legal Bar.............................................33
      6.5    Purchase for Own Account.................................33
      6.6    Investment Company.......................................34
      6.7    Broker's, Finder's or Similar Fees.......................34

ARTICLE 7    INDEMNIFICATION..........................................34
      7.1    Indemnification by the Company...........................34
      7.2    Notification.............................................35
      7.3    Registration Rights Agreement............................36

ARTICLE 8    PRE-CLOSING AFFIRMATIVE COVENANTS........................36
      8.1    Operation of Company.....................................36
      8.2    Exclusivity..............................................36

ARTICLE 9    AFFIRMATIVE COVENANTS....................................36
      9.1    Financial Statements.....................................36
      9.2    Certificates; Other Information..........................37
      9.3    Preservation of Corporate Existence......................38
      9.4    Payment of Obligations...................................38
      9.5    Compliance with Laws.....................................38
      9.6    Notices..................................................39
      9.7    Issue Taxes..............................................39
      9.8    Reservation of Shares....................................39
      9.9    Inspection...............................................40
      9.10   Board Representation; Visitation Rights..................41
      9.11   Registration and Listing.................................42
      9.12   Use of Proceeds..........................................42
      9.13   Payment of Notes.........................................43
      9.14   Sale of Company..........................................43
      9.15   Allocation for Tax Purposes..............................43
      9.16   Information on Internal Rate of Return...................43

ARTICLE 10   NEGATIVE AND FINANCIAL COVENANTS.........................44
      10.1   Minimum Consolidated Net Worth...........................44
      10.2   Adjusted Interest Expense................................44
      10.3   Consolidations and Mergers...............................44
      10.4   Transactions with Affiliates.............................45
      10.5   No Inconsistent Agreements...............................45
      10.6   Limitation on Indebtedness...............................45

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                                                                    PAGE

      10.7   Limitation on Liens......................................46
      10.8   Investments..............................................47
      10.9   Limitations on Restricted Payments.......................48
      10.10  Dispositions of Assets...................................48
      10.11  Future Issuances of Preferred Stock......................49
      10.12  Certificate of Incorporation and By-Laws of the Company
             and its Subsidiaries.....................................49
      10.13  Line of Business.........................................49
      10.14  Vehicle Loan Policy......................................49

ARTICLE 11   DEFAULTS AND REMEDIES....................................49
      11.1   Events of Default........................................49
      11.2   Acceleration.............................................51

ARTICLE 12   SUBORDINATION............................................52
      12.1   Definitions..............................................52
      12.2   General..................................................53
      12.3   Limitation on Payment and Remedies.......................53
      12.4   Subordination Upon Certain Events........................55
      12.5   Payments and Distributions Received......................55
      12.6   Subrogation..............................................55
      12.7   Relative Rights..........................................56
      12.8   Subordination May Not Be Impaired by the Company.........56
      12.9   Payments.................................................56
      12.10  Section Not to Prevent Events of Default.................56
      12.11  Defense to Enforcement...................................56
      12.12  Further Covenants........................................57
      12.13  Freedom of Dealing.......................................57
      12.14  Subordinated Indebtedness Voting Rights..................57
      12.15  Subordinated Indebtedness Unsecured......................58
      12.16  Modification or Sale of the Subordinated Indebtedness....58
      12.17  Termination of Subordination.............................58
      12.18  Notices to Holders of Senior Indebtedness................59

ARTICLE 13   PREPAYMENT...............................................59

ARTICLE 14   MISCELLANEOUS............................................59
      14.1   Survival of Provisions...................................59
      14.2   Notices..................................................60
      14.3   Successors and Assigns...................................61
      14.4   Assignments..............................................62
      14.5   Amendment and Waiver.....................................63
      14.6   Counterparts.............................................64
      14.7   Headings.................................................64

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                                                                    PAGE
      14.8   Determinations...........................................64
      14.9   Governing Law............................................64
      14.10  Jurisdiction.............................................64
      14.11  Severability.............................................65
      14.12  Rules of Construction....................................65
      14.13  Remedies.................................................65
      14.14  Entire Agreement.........................................65
      14.15  Attorneys' Fees..........................................65
      14.16  Publicity................................................66
      14.17  Expenses.................................................66


EXHIBITS

Exhibit A    Form of Senior Subordinated Note
Exhibit B    Form of Warrant
Exhibit C    Form of Registration Rights Agreement
Exhibit D    Form of Legal Opinion of Weil, Gotshal & Manges
Exhibit E    Form of Legal Opinion of In-House Counsel






SCHEDULES

Schedule 2.1A           List of Purchasers and Principal Amount
Schedule 2.1B           List of Purchasers and Warrants
Schedule 2.1C           List of Purchasers and Shares
Schedule 5.10           Material Adverse Change
Schedule 5.13           Capitalization Matters
Schedule 5.21           ERISA
Schedule 5.25           Potential Conflicts of Interest
Schedule 5.27           Indebtedness
Schedule 5.28           Material Contracts
Schedule 5.29           Insurance
Schedule 5.30           Projections
Schedule 5.32(b)        Current Policies Regarding Purchase of
                        Retail Installment Vehicle Loans
Schedule 10.4           Transactions with Affiliates
Schedule 10.7           Liens
Schedule 10.8A          Investments





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            SECURITIES PURCHASE AGREEMENT, dated as of December 22, 1997, by and among NATIONAL AUTO FINANCE COMPANY, INC., a corporation organized under the laws of Delaware (the "COMPANY"), THE 1818 MEZZANINE FUND, L.P., a limited partnership organized under the laws of Delaware (the "FUND"), PC INVESTMENT COMPANY, a corporation organized under the laws of Delaware ("PCI"), PROGRESSIVE INVESTMENT COMPANY, INC., a corporation organized under the laws of Delaware ("PROGRESSIVE," and together with PCI, the "PROGRESSIVE ENTITIES"), and MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.), a corporation organized under the laws of Michigan ("ML," and together with the Fund and the Progressive Entities, the "PURCHASERS").

            WHEREAS, the Company proposes to issue and sell (A) to the Fund, PCI and ML (i) Senior Subordinated Promissory Notes with a final maturity of December 22, 2004 in the aggregate principal amount of $40,000,000.00 (the "SENIOR SUBORDINATED NOTES" and, together with all notes issued in connection with the substitution, replacement or transfer thereof, the "NOTES") and (ii) 1,038,924 detachable warrants (the "WARRANTS") exercisable immediately to purchase initially 1,038,924 shares of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK"), at an exercise price of $.01 per share and
(B) to the Fund and Progressive, 1,904,762 shares (the "SHARES") of the Company's Common Stock, in each case upon the terms and subject to the conditions set forth in this Agreement.

            In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                ARTICLE 1

                               DEFINITIONS

            1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

            "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

            "AGREEMENT" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

            "BBH & CO." means Brown Brothers Harriman and Co., a New York limited partnership.



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                                                                    2



            "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

            "CAPITAL LEASE OBLIGATIONS" means, as to any Person, any obligation of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligation is required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for the purposes of the Notes, the amount of any such obligation at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

            "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, all common stock and preferred stock and any rights, warrants or options to purchase such Person's capital stock.

            "CLOSING" has the meaning assigned to that term in Section 2.3.

            "CLOSING DATE" has the meaning assigned to such term in Section 2.3.

            "CLOSING PRICE" means, for any day, the last reported sale price or, in case no such sale takes place on such day, the highest reported bid quotation for the Common Stock, in either case as reported on Nasdaq's automatic quotation system.

            "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

            "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

            "COMMON STOCK" has the meaning assigned to that term in the first Whereas clause.

            "CONSOLIDATED NET WORTH" means, as of the date of determination with respect to any Person, the consolidated stockholders' equity (excluding any reductions resulting from mergers accounted for as a pooling-of-interests in accordance with GAAP) of such Person and its Subsidiaries, determined in accordance with GAAP.

            "CONSOLIDATED TANGIBLE NET WORTH" shall mean, as of the date of determination with respect to the Company, the Consolidated Net Worth of the Company PLUS the aggregate amount of Junior Subordinated Indebtedness of the Company MINUS the total book value of all assets of the Company and its Subsidiaries properly classified as intangible assets under GAAP.


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                                                                    3



            "CONSOLIDATED TOTAL INTEREST EXPENSE" means for any period, the aggregate amount of (a) interest scheduled to be paid or accrued by the Company and its Subsidiaries during such period on all Funded Debt of the Company and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capital Lease Obligations PLUS (b) the net amount payable (or minus the net amount receivable) under Rate Hedging Agreements during such period (whether or not actually paid or received during such period) PLUS (c) dividends to be paid or declared by the Company and its Subsidiaries during such period on all shares of Preferred Stock and its Subsidiaries outstanding during all or any part of such period.

            "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty or other obligation (each a "PRIMARY OBLIGATION") of another Person (the "PRIMARY OBLIGOR"), whether or not contingent, including, without limitation, any agreement (a) to purchase, repurchase or otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

            "CONTRACTUAL OBLIGATIONS" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

            "CREDIT AGREEMENT" means the Revolving Credit Agreement, dated as of September 29, 1997, among the Company, the financial institutions party thereto (the "BANKS") and BankBoston, N.A., a national banking association, as agent for the Banks (the "AGENT"), as well as the notes, security documents and other agreements entered into in connection therewith, each as amended, supplemented or modified from time to time in accordance with its terms and including any extensions, replacements, refinancings or refundings thereof, whether with same or different lenders and/or agents and evidenced by one or more agreements.

            "CURRENT MARKET PRICE" has the meaning assigned such term in the Warrants.

            "CURRENT POLICIES REGARDING PURCHASE OF RETAIL INSTALLMENT VEHICLE LOANS" means the Company's policies regarding the origination and purchase of such retail installment car loans in the form of SCHEDULE 5.32(B) hereto, as such policies may be amended, restated, supplemented, or otherwise modified from time to time.

            "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "DISPOSITION" means any sale, lease, transfer or other disposition by the Company or its Subsidiaries of their properties, assets, rights, licenses and franchises to any Person (including, without limitation, dispositions in exchange for similar assets and properties and commonly referred to as "asset swaps").

            "EBIT" shall mean, with respect to any Person for any period, the sum of (a) Net Income for such period (excluding therefrom, to the extent included in determining Net Income, any items of extraordinary gain (or loss), including net gains (or losses) on sale of assets other than asset sales in the ordinary course of business), (b) Consolidated Total Interest Expense deducted from revenue in determining such Net Income and (c) Federal, state and local income and franchise taxes deducted from revenue in determining such Net Income. All references contained herein to EBIT of the Company shall be to the EBIT of the Company and its Subsidiaries, determined on a consolidated basis.

            "ENVIRONMENT" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

            "ENVIRONMENTAL CLAIMS" means any notification, whether direct or indirect, formal or informal, written or oral, pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety, that any of the current or past operations of the Company or any of its Subsidiaries, or any by-product thereof, or any of the property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, or the operations or property of any predecessor of the Company or any of its Subsidiaries, is or may be implicated in or subject to any claim, Requirement of Law, hearing, notice, agreement or evaluation by any Governmental Authority or any other Person.

            "ENVIRONMENTAL COMPLIANCE COSTS" means any expenditures, costs, assessments or expenses (including any expenditures, costs, assessments or expenses in connection with the conduct of any Remedial Action, as well as reasonable fees, disbursements and expenses of attorneys, experts, personnel and consultants), whether direct or indirect, necessary to cause the operations, real property, assets, equipment or facilities owned, leased, operated or used by the Company or any of its Subsidiaries to be in compliance with any and all requirements, as in effect at the Closing Date, of Safety and Environmental Laws, principles of common law concerning pollution, protection of the Environment or health and safety, or Permits issued pursuant to Safety and Environmental laws; PROVIDED, HOWEVER, that Environmental Compliance Costs do not include expenditures, costs, assessments or expenses necessary in connection with normal maintenance of such real property, assets, equipment or facilities or the replacement of equipment in the normal course of events due to ordinary wear and tear.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "EVENT OF DEFAULT" has the meaning assigned such term in
Section 11.1.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission hereunder.

            "EXISTING JUNIOR SUBORDINATED INDEBTEDNESS" shall mean the Junior Subordinated Indebtedness of the Company existing as of the date hereof and evidenced by the Gurba Note, NFC Note, Nova Note, Otto Note and Shapiro Note.

            "EXISTING SECURITIZATION TRANSACTION" means the securitization program in existence as of the Closing Date comprised of the Company's sale, assignment, pledge or contribution of some of its Vehicle Loans to a Special Purpose Subsidiary as part of a securitization of such Vehicle Loans.

            "FINANCIALS" has the meaning assigned to that term in Section 5.9.

            "FISCAL YEAR" means the fiscal year for the Company. As of the date of this Agreement, the fiscal year for the Company ends December 31.

            "FSA REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated October 1, 1997, between the Company and FSA Portfolio Management, Inc.

            "FUND" has the meaning assigned to that term in the preamble of this Agreement.

            "FUNDED DEBT" means with respect to any Person and as at any date of determination thereof, without duplication, (a) all Indebtedness of such Person as at such date for money borrowed, (b) the principal component of all Capital Lease Obligations, (c) all Indebtedness for the deferred purchase price of property or services represented by a note or other security (other than in respect of any trade payable) or other Indebtedness arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), and
(d) all Indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien.

            "GAAP" means generally accepted United States accounting principles in effect from time to time.

            "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "GURBA NOTE" means the Amended and Restated Promissory Note, dated as of January 3, 1997, issued by National Auto Finance Company, L.P., to Stephen
L. Gurba in the aggregate principal amount, as of July 1, 1997, of $34,387 and maturing on January 31, 2002, as assigned to, and assumed by the Company, including the same as such may be amended, supplemented or modified from time to time in accordance with its terms and the terms hereof.

            "HAZARDOUS SUBSTANCE" means any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or any other substance regulated under or defined by any Safety and Environmental Law.

            "HOLDER" means the Purchasers and any subsequent transferee or transferees of Notes, Warrants, Warrant Shares or Shares, as reflected on the books and records of the Company, other than a transferee who has acquired Notes, Warrants, Warrant Shares or Shares that have been the subject of a distribution pursuant to a registered public offering, or, in the case of Notes, Warrants, Warrant Shares or Shares, a transferee who has acquired such Notes, Warrants, Warrant Shares or Shares after such securities have been sold pursuant to Rule 144 under the Securities Act or otherwise distributed under circumstances not requiring a legend.

            "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "INDEBTEDNESS" means as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable and accrued liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps and similar agreements under which payments are obligated to be made, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations under Capital Lease Obligations, (g) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation.

            "INTERCOMPANY INDEBTEDNESS" means Indebtedness of the Company to any Subsidiary, directly or indirectly, wholly owned by the Company and Indebtedness of any Subsidiary of the Company to the Company or another Subsidiary of the Company.

            "INTERIM FINANCIALS" has the meaning assigned to such term in
Section 5.9.

            "INVESTMENT" means (i) the acquisition (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partner ship or other ownership interests or other securities of any other Person or any agreement to make any such acquisition; and (ii) the making of any advance, loan or other extension of credit to, any Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any accounts receivable created in the ordinary course of business).

            "JUNIOR SECURITIES" has the meaning assigned to such term in
Section 12.1.

            "JUNIOR SUBORDINATED INDEBTEDNESS" shall mean Indebtedness that is expressly subordinated and made junior to the payment and performance in full of the Notes, has a Stated Maturity later than December 19, 2004, and is evidenced as such by a written instrument containing subordination provisions in form and substance approved by the holders of a majority in interest of the aggregate principal amount of the Notes whose consent shall not be unreasonably withheld; PROVIDED that any such subordination provisions shall be deemed reasonable so long as the holder of the Junior Subordinated Indebtedness agrees to be subordinated to the Notes at least to the same extent as the Existing Junior Subordinated Indebtedness is subordinated to the Notes pursuant to the Junior Subordination Agreement (except that nothing contained in this proviso shall be deemed to permit the Stated Maturity of any such Junior Subordinated Indebtedness to be earlier than December 20, 2004). Notwithstanding anything to the contrary contained in the foregoing, however, Junior Subordinated


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                                                                    8



Indebtedness shall be deemed to include the Existing Junior Subordinated Indebtedness even though the Stated Maturity of such Indebtedness is January 31, 2002. The fact that the Stated Maturity of the Existing Junior Subordinated Indebtedness is January 31, 2002 shall not be deemed to be a violation of the terms of this Agreement.

            "JUNIOR SUBORDINATION AGREEMENT" means the Junior Subordination Agreement, dated as of the date hereof, among the Purchasers, Bank Boston, N.A., a national banking association, as agent for the Banks, other "Senior Creditors" identified on the signature pages thereto and "Subordinating Creditors" as identified on Schedule I thereto, including the same as such may be amended, supplemented or modified from time to time.

            "LIABILITIES" has the meaning assigned to such term in Section 5.9.

            "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock or equity related preferences), including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, any interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing.

            "MATERIAL ADVERSE EFFECT" has the meaning assigned to such term in
Section 3.10.

            "ML" has the meaning assigned to that term in the preamble of this Agreement.

            "MORGAN NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated as of August 9, 1996, among the Company as successor by assumption to National Auto Finance Company, L.P. and the "Purchasers" identified on the signature pages thereto, including the same as such may be amended, supplemented or modified from time to time.

            "MORGAN REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated August 9, 1996, among the Company as successor by assumption to National Auto Finance Company, L.P. and the "Investors" identified on Schedule I thereto.

            "NASDAQ" means the National Market System of Nasdaq Stock Market.

            "NET INCOME" shall mean for any period, the net income (loss) of any Person, determined in accordance with GAAP, after deducting all operating expenses, provisions for taxes and reserves and all other proper deductions in accordance with GAAP. All references contained herein to the Net Income of the Company shall be to the Net Income of the Company and its Subsidiaries, determined on a consolidated basis.

            "NET SALE PROCEEDS" means with respect to any Disposition, the aggregate amount of all cash payments received by the Company or its Subsidiaries, directly or indirectly, in connection with such Disposition, whether at the time thereof or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition, MINUS the aggregate amount of any reasonable and customary legal, accounting, regulatory, title and recording tax expenses, transfer taxes, commissions and other fees and expenses paid at any time by the Company or its Subsidiaries in connection with such Disposition, and MINUS any cash income taxes payable by the Company and its Subsidiaries in connection with such Disposition. For purposes of this paragraph, the Company shall not be deemed to have received any amounts held in escrow by a third party in connection with a Disposition until the time, and only to the extent, such amounts are released to the Company.

            "NFC NOTE" means the Amended and Restated Promissory Note, dated as of January 3, 1997, issued by National Auto Finance Company, L.P. to Nova Financial Corporation in the aggregate principal amount, as of July 1, 1997, of $27,789 and maturing on January 31, 2002, as assigned to, and assumed by the Company, including the same as such may be amended, supplemented or modified from time to time in accordance with its terms and the terms hereof.

            "NOTES" has the meaning assigned to that term in the first Whereas clause.

            "NOVA NOTE" means the Amended and Restated Promissory Note, issued by National Auto Finance Company, L.P. to Nova Corporation in the aggregate principal amount, as of July 1, 1997, of $497,383 and maturing on January 31, 2002, as assigned to, and assumed by, the Company, including the same as such may be amended, supplemented or modified from time to time in accordance with its terms and the terms hereof.

            "NYSE" means the New York Stock Exchange, Inc.

            "OMNI" means Omni Financial Services of America, Inc., as assignee of World Omni Financial Corporation, a Florida corporation.

            "OMNI AGREEMENT" means the Fourth Amendment to the Amended and Restated Servicing Agreement, dated as of October 12, 1997, by and between Omni Financial Services of America, Inc. and National Auto Finance Company, Inc.

            "OTTO NOTE" means the Amended and Restated Promissory Note, dated as of January 3, 1997, issued by National Auto Finance Company, L.P. to Edgar Otto in the aggregate principal amount, as of July 1, 1997, of $980,895 and maturing on

January 31, 2002, as assigned to, and assumed by, the Company, including the same as such may be amended, supplemented or modified from time to time in accordance with its terms and the terms hereof.

            "PCI" has the meaning assigned to that term in the preamble of this Agreement.

            "PERMIT" means any license, permit, exemption, consent, waiver, authorization, right, order or approval of, and required registration with, any Governmental Authority.

            "PERMITTED LIENS" has the meaning assigned to that term in Section 10.7.

            "PERMITTED REFINANCING INDEBTEDNESS" means Junior Subordinated Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, replace, defease or refund any other Junior Subordinated Indebtedness of the Company permitted to be incurred under this Agreement, but only to the extent that such Indebtedness does not shorten the Stated Maturity (or weighted average life to maturity) of such Indebtedness.

            "PERMITTED SECURITIZATION TRANSACTION" means (a) the Existing Securitization Transaction and (b) any similar transaction (including any whole loan sales or similar transactions in the ordinary course of business) hereafter entered into by the Company or any of its Subsidiaries provided that at the time such similar transaction is consummated no Default or Event of Default shall have occurred and be continuing or would occur immediately after giving effect thereto.

            "PERSON" means any individual, firm, corporation, division, part nership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

            "PREDECESSOR FINANCIALS" has the meaning assigned to that term in
Section 5.9.

            "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holders thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

            "PROGRESSIVE" has the meaning assigned to that term in the preamble of this Agreement.

            "PROGRESSIVE ENTITIES" has the meaning assigned to that term in the preamble of this Agreement.

            "PROXY STATEMENT" has the meaning assigned to that term in Section 8.3.

            "PUBLIC OFFERING" means the sale in any offering by the Company or any of its Subsidiaries of their Capital Stock pursuant to a registration statement on Form S-1, Form S-3 or otherwise under the Securities Act.

            "PURCHASE PRICE" shall mean the Unit Purchase Price PLUS the Stock Purchase Price.

            "PURCHASER SHARES" means, with respect to the Fund and the Progressive Entities, the sum of the shares of Common Stock initially issuable upon exercise of the Warrants (subject to any adjustments pursuant to the terms thereof) plus the Shares and, with respect to ML, the shares of Common Stock initially issuable upon exercise of the Warrants (subject to any adjustments pursuant to the terms thereof) in each case issued thereto pursuant to this Agreement.

            "PURCHASERS" has the meaning assigned to that term in the preamble of this Agreement.

            "RATE HEDGING AGREEMENTS" means any written agreements evidencing Rate Hedging Obligations.

            "RATE HEDGING OBLIGATIONS" means any and all obligations of the Company or any of its Subsidiaries, whether direct or indirect and whether absolute or contingent, at any time created, arising, evidenced or acquired (including all renewals, extensions, modifications and amendments thereof and all substitutions therefor), in respect of: (a) any and all agreements, arrangements, devices and instruments designed or intended to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including without limitation dollar-denominated or cross currency interest rate exchange agreements, forward rate currency or interest rate options, puts and warrants and so-called "rate swap" agreements; and (b) any and all cancellations, buy-backs, reversals, terminations or assignments of any of the foregoing.

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement substantially in the form attached hereto as EXHIBIT C, as the same may be amended or modified from time to time in accordance with its terms.

            "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

            "REMEDIAL ACTION" means all actions, whether voluntary or involuntary, reasonably necessary to comply with, or discharge any obligation under, Safety and Environmental Laws to (i) clean up, remove, treat, cover or in any other way adjust Hazardous Substances in the indoor or outdoor Environment;
(ii) prevent or control the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the Environment; or (iii) perform remedial studies, investigations, restoration and post-remedial studies, investigations and monitoring on, about or in any real property.

            "REQUIREMENTS OF LAW" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "RESTRICTED PAYMENT" means (a) any dividend (or other distribution of evidences of Indebtedness, assets or other property) on any share of the Company's or any Subsidiary's Capital Stock (except dividends payable solely in shares of their Capital Stock or dividends paid to the Company or a wholly-owned Subsidiary of the Company by a wholly-owned direct or indirect Subsidiary of the Company) or (b) any payment by the Company or any of its Subsidiaries on account of the direct or indirect purchase, redemption, retirement or other acquisition of (i) any shares of the Company's or any such Subsidiary's Capital Stock (except (x) the Warrants and (y) shares acquired upon the conversion, exchange or exercise thereof into or for other shares of their Capital Stock), or (ii) any Indebtedness of the Company or any such Subsidiary prior to any date set forth for mandatory repayment or redemption of principal or interest thereon; PROVIDED, HOWEVER, that this clause (ii) shall not apply to (w) Indebtedness incurred pursuant to the Notes, (x) Senior Indebtedness, (y) Indebtedness that is pari passu in right of payment to the Notes, to the extent that the Company offers to purchase, redeem or retire the Notes pro rata with such pari passu Indebtedness or (z) Permitted Refinancing Indebtedness in respect of Junior Subordinated Indebtedness (other than Existing Junior Subordinated Indebtedness)).

            "SAFETY AND ENVIRONMENTAL LAWS" means all Requirements of Law relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of Hazardous Substances into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 ET SEQ., the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ., the Federal Insecticide, Fungicide anD Rodenticide Act, 7 U.S.C. ss. 121 ET SEQ., the Occupational Safety and Health Act, 29 U.S.C. ss. 651 ET SEQ., the Asbestos Hazard Emergency Response Act, 15 U.S.C. ss. 2601 ET SEQ., the Safe Drinking Water Act, 42 U.S.C. ss. 300f ET SEQ., the Oil

Pollution Act of 1990, 33 U.S.C. ss. 2701 ET SEQ., and analogous legislation and regulation by any Governmental Authority.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "SENIOR DEFAULT" has the meaning assigned to such term in
Section 12.1.

            "SENIOR EVENT OF DEFAULT" has the meaning assigned to such term in
Section 12.1.

            "SENIOR INDEBTEDNESS" has the meaning assigned to such term in
Section 12.1.

            "SENIOR PAYMENT DEFAULT" has the meaning assigned to such term in
Section 12.1.

            "SENIOR SUBORDINATED NOTES" has the meaning assigned to such term in the first Whereas clause.

            "SERIES A PREFERRED STOCK" means the Company's Series A Preferred Stock, $.01 par value per share.

            "SHAPIRO NOTE" means the Amended and Restated Promissory Note, dated as of January 3, 1997, issued by National Auto Finance Company, L.P. to Gary L. Shapiro in the aggregate principal amount of $436,846 and maturing on January 31, 2002, as assigned to, and assumed by, the Company, including the same as such may be amended, supplemented or modified from time to time in accordance with its terms and the terms hereof.

            "SHARES" has the meaning assigned to such term in the first Whereas clause, as the same may be adjusted appropriately for any stock dividend, stock split, reclassification or other similar event.

            "SOLVENT" means, as to any Person, that the fair saleable value on a going concern basis of the assets and property of such Person and its Subsidiaries, taken as a whole, is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that is probable to become an actual or matured liability.

            "SPECIAL PURPOSE SUBSIDIARY" means any special purpose entity including, without limitation, a wholly-owned Subsidiary of the Company or trust, established in connection with a Permitted Securitization Transaction.

            "STATED MATURITY" means, with respect to any Junior Subordinated Indebtedness, the date on which the payment of the principal thereon is due and payable, including pursuant to any mandatory redemption provision.

            "STOCK PURCHASE PRICE" has the meaning assigned to such term in
Section 2.1(b).

            "STOCK PURCHASERS" means, collectively, the Fund and Progressive.

            "SUBORDINATED INDEBTEDNESS" has the meaning assigned to such term in
Section 12.1.

            "SUBSIDIARY" means, with respect to any Person, a corporation or other entity of which 50% or more of the voting power for the election of directors under ordinary circumstances is exercisable, directly or indirectly, by such Person; PROVIDED that the term Subsidiary shall not include a Special Purpose Subsidiary.

            "TAX" or "TAXES" means all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with any proposed adjustment relating to any of the foregoing (including advice in connection with contesting such adjustment).

            "TEMPORARY CASH INVESTMENT" means any Investment in (i) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Company; (ii) demand deposits in, or certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000; and
(iii) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" by Moody's Investors Services, Inc., or not less than "A 1" by Standard and Poor's.

            "TOTAL INDEBTEDNESS" shall mean Funded Debt of the Company and its Subsidiaries on a consolidated basis LESS Junior Subordinated Indebtedness.

            "TRANSACTION DOCUMENTS" has the meaning assigned to that term in
Section 5.17.

            "UNIT PURCHASE PRICE" has the meaning assigned to that term in
Section 2.1(a).

            "VEHICLE LOAN" means a motor vehicle installment sales contract assigned to the Company that is secured by title to, security interests in, or liens on a motor vehicle under applicable provisions of the motor vehicle or other similar law of the jurisdiction in which the motor vehicle is title and registered by the purchaser at the time the contract is originated or purchased.

            "VOIDED PAYMENT" has the meaning assigned to that term in
Section 12.17.

            "WARRANTS" has the meaning assigned to that term in the first Whereas clause.

            "WARRANT SHARES" has the meaning assigned to that term in
Section 5.13.

            1.2 ACCOUNTING TERMS; FINANCIAL COVENANTS. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opin ions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial cove nants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue in good faith negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company's financial condition and results of operations shall be the same as nearly as practicable after such changes as if such changes had not been made.

                                ARTICLE 2

                            PURCHASE AND SALE

            2.1 PURCHASE AND SALE OF SENIOR SUBORDINATED NOTES, WARRANTS AND SHARES.

                  (a) Subject to the terms and conditions set forth herein, the Company agrees that it will issue to each of the Fund, PCI and ML, and each of the Fund, PCI and ML agrees that it will acquire from the Company, at the Closing, (i) the principal amounts of the Senior Subordinated Notes set forth opposite the name of such Purchaser on SCHEDULE 2.1A hereto, with such Senior Subordinated Notes being substantially in the form attached hereto as EXHIBIT A, appropriately completed in conformity herewith and (ii) Warrants to purchase initially the number of shares of Common Stock set forth opposite the name of such Purchaser on SCHEDULE 2.1B hereto, with such Warrants being substantially in the form attached hereto as EXHIBIT B, for its portion of the aggregate purchase price of $40,000,000 (the "UNIT PURCHASE PRICE") set forth next to such Purchaser's name on SCHEDULE 2.1A, in cash, by wire transfer of immediately available funds to an account designated in a notice delivered to such Purchasers not later than two Business Days prior to the Closing Date.

                  (b) Subject to the terms and conditions set forth herein, the Company agrees that it will issue to the Stock Purchasers, and each Stock Purchaser agrees that it will acquire from the Company, at the Closing, the number of shares of Common Stock set forth opposite the name of such Stock Purchaser on SCHEDULE 2.1C hereto, for its portion of the aggregate purchase price of $10,000,000 (the "STOCK PURCHASE PRICE") set forth next to such Stock Purchaser's name on SCHEDULE 2.1C, in cash, by wire transfer of immediately available funds to an account designated in a notice delivered to such Purchasers not later than two Business Days prior to the Closing Date.

            2.2 FEES. The Company hereby agrees that it will pay to the Fund, PCI and ML, at the Closing, a facility fee of $400,000 (less any portion thereof previously paid by the Company to such Purchasers), payable $160,000 to the Fund, $140,000 to PCI and $100,000 to ML, and an equity placement fee of $300,000, payable $257,142.75 to the Fund and $42,857.25 to Progressive, in each case in cash by wire transfer of immediately available funds to an account designated in a notice delivered to the Company not later than two Business Days prior to the Closing Date. At the Company's option, by notice to the Fund, PCI, Progressive and ML at least two Business Days prior to the Closing Date, such facility fee and placement fee may be paid by each such Purchaser by deducting such amount from the Unit Purchase Price.

            2.3   CLOSING.

            The purchase and issuance of the Senior Subordinated Notes, the Warrants and the Shares shall take place at the closing (the "CLOSING") to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064 on December 19, 1997, at 10:00 a.m., New York City time, or on such other date and at such other time as the Purchasers and the Company may mutually agree (the "CLOSING DATE"). At the Closing, subject to the terms and conditions set forth herein, the Company shall sell the Senior Subordinated Notes and the Warrants to the Fund, PCI and ML by delivering to the Fund, PCI and ML, the Senior Subordinated Notes and the Warrants registered in the names of such Purchasers, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear, upon issuance, of any Lien (other than as may be created by such Purchasers), and such Purchasers shall, severally and not jointly, purchase the Senior Subordinated Notes and the Warrants for the Unit Purchase Price. At the Closing, subject to the terms and conditions set forth herein, the Company shall sell the Shares to the Stock Purchasers by delivering to the Stock Purchasers the Shares registered in the name of the Stock Purchasers, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear, upon issuance, of any Lien (other than as may be created by the Stock Purchasers), and the Stock Purchasers shall, severally and not jointly, purchase the Shares for the Stock Purchase Price.


                                ARTICLE 3

                      CONDITIONS TO THE OBLIGATION
                       OF THE PURCHASERS TO CLOSE

            The obligation of the Purchasers to purchase the Senior Subordinated Notes, the Warrants and the Shares, as the case may be, to pay the Purchase Price therefor at the Closing, and to perform any of their obligations hereunder in respect of transactions contemplated to occur on the Closing Date shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

            3.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained in Article 5 hereof shall be true and correct in all material respects (unless any representation or warranty is qualified by its terms as to materiality, in which case such representation or warranty shall be true and correct) at and as of the Closing Date, as if made at and as of such date.

            3.2 COMPLIANCE WITH THIS AGREEMENT. The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

            3.3 OFFICER'S CERTIFICATE. The Purchasers shall have received a certificate, dated the Closing Date and signed by the Chief Executive Officer, Vice Chairman or Chief Financial Officer of the Company, certifying that the conditions set forth in Sections 3.1 and 3.2 hereof have been satisfied on and as of such date.

            3.4 SECRETARY'S CERTIFICATE. The Purchasers shall have received a certificate, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, attaching a good standing certificate from the Delaware Secretary of State with respect to the Company, and certifying the correctness of attached copies of the certificate of incorporation and by-laws of the Company and resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby.

            3.5 DOCUMENTS. The Purchasers shall have received copies of such documents as they reasonably may request in connection with the sale of the Senior Subordinated Notes, the Warrants and the Shares and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchasers.

            3.6 PURCHASE PERMITTED BY APPLICABLE LAWS; LEGAL INVESTMENT. The acquisition of and payment for the Senior Subordinated Notes, the Warrants and the Shares and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any applicable law or governmental regulation, (b) shall not subject the Purchasers to any penalty or, in their reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation and (c) shall be permitted by the laws and regulations of the jurisdictions to which they are subject.

            3.7 OPINION OF COUNSEL. The Purchasers shall have received the opinion of Weil, Gotshal & Manges LLP, counsel to the Company, dated the Closing Date, substantially in the form attached hereto as EXHIBIT D. The Purchasers shall have received the opinion of in-house counsel to the Company, dated the Closing Date, substantially in the form of the attached hereto as EXHIBIT E.

            3.8 APPROVAL OF COUNSEL TO THE PURCHASER. All actions and proceedings hereunder and all documents required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Purchasers, as to their form and substance.

            3.9 CONSENTS AND APPROVALS. All consents, waivers, exemptions, authorizations (including, without limitation, stockholder approval), or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement or any other Transaction Document shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof.

            3.10 NO MATERIAL ADVERSE CHANGE. Since December 31, 1996, except as disclosed in SCHEDULE 5.10, there shall have been no change, that has, or would have, a material adverse effect on the assets, business, properties, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"), nor shall any such change be threatened.

            3.11 EMPLOYMENT AGREEMENTS. Each of Roy E. Tipton and William G. Magro shall have duly executed and delivered employment agreements with the Company, the terms and conditions of which are reasonably acceptable to the Purchasers.

            3.12 REGISTRATION RIGHTS AGREEMENT. The Company shall have duly executed and delivered to the Purchasers the Registration Rights Agreement.

            3.13 CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE COMPANY AND ITS SUBSIDIARIES. No amendments to the certificate of incorporation or by-laws of the Company as in effect on the date hereof shall have been effected.

            3.14 MARKET CONDITIONS. On or prior to the Closing Date, (a) trading in securities generally on the NYSE shall not have been suspended or limited or minimum or maximum prices shall not have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall not have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other Governmental Authority, (b) a general banking moratorium shall not have been declared by either federal or New York State authorities or (c) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall not have occurred.

            3.15 NO DEFAULT OR BREACH. The Company shall not be or have been in Default under this Agreement, any of the other Transaction Documents or any Indebtedness and, after giving effect to the transactions contemplated hereby and thereby, the Company will not be in Default under any of the Transaction Documents or any Indebtedness.

            3.16 FEES. The Company shall have paid or shall concurrently pay to the Fund, PCI, Progressive and ML the fees provided for in Section 2.2 hereof.

            3.17 MORGAN. The Company shall have delivered to the Purchasers, in form and substance reasonably satisfactory to the Purchasers, evidence that the Indebtedness incurred under the Morgan Note Purchase Agreement has been repaid in full by the Company.

            3.18 TERMINATION OF OTHER REGISTRATION RIGHTS AGREEMENTS. The Company shall have delivered to the Purchasers, in form and substance reasonably satisfactory to the Purchasers, evidence of termination of each of the Morgan Registration Rights Agreement, the FSA Registration Rights Agreement and Article VI of the Second Amended and Restated Agreement of Limited Partnership, dated as of September 1, 1995, of National Auto Finance Company, L.P., and each party to such agreements shall have executed and delivered the Registration Rights Agreement.

            3.19 CREDIT AGREEMENT WAIVER. The Company shall have delivered to the Purchasers, in form and substance reasonably satisfactory to the Purchasers, a waiver of any provisions of the Credit Agreement prohibiting or otherwise restricting the ability of the Company to enter into and perform its obligations under this Agreement or any other Transaction Document.

            3.20 SIMULTANEOUS PURCHASES. Each Purchaser's obligation to purchase its agreed upon amount of the Senior Subordinated Notes, the Warrants and the Shares, as the case may be, is hereby expressly conditioned upon the other Purchasers simultaneously purchasing their agreed upon amount of the Senior Subordinated Notes, the Warrants and the Shares, as the case may be.

            3.21 SUBORDINATION. The Junior Subordination Agreement, dated as of September 29, 1997, among BankBoston, N.A., Morgan Guaranty Trust Company of New York, the Company and the other parties named therein shall have been amended in form and substance reasonably satisfactory to the Purchasers.

            3.22 NATIONAL AUTO FINANCE COMPANY, L.P. The Company shall have delivered to the Fund and the Progressive Entities, in form and substance reasonably satisfactory to the Fund and the Progressive Entities, an agreement duly executed and delivered by National Auto Finance Company, L.P. pursuant to which it agrees to vote its shares of Common Stock in favor of the Persons to be nominated to the Company's Board of Directors by each of the Fund and the Progressive Entities pursuant to the provisions of Section 9.10 hereof.

            3.23 CONFIRMATION FROM NASDAQ NATIONAL MARKET. The Company shall have delivered to the Purchasers, in form and substance reasonably satisfactory to the Purchasers, written confirmation from The Nasdaq Stock Market evidencing that no stockholder approval is required in order to close the transactions contemplated to occur on the Closing Date.

                                ARTICLE 4

                      CONDITIONS TO THE OBLIGATION
                         OF THE COMPANY TO CLOSE

            The obligations of the Company to issue and sell the Senior Subordinated Notes, the Warrants and the Shares and to perform any of its other obligations hereunder in respect of transactions contemplated to occur on the Closing Date, shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

            4.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Purchasers contained in Article 6 hereof shall be true and correct in all material respects (unless any representation or warranty is qualified by its terms as to materiality, in which case such representation or warranty shall be true and correct) at and as of the Closing Date as if made at and as of such date.

            4.2 COMPLIANCE WITH THIS AGREEMENT. The Purchasers shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

            4.3 APPROVAL OF COUNSEL TO THE COMPANY. All actions and proceedings hereunder and all documents required to be delivered by the Purchasers hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to Weil, Gotshal & Manges LLP, counsel to the Company, as to their form and substance.

            4.4 CONSENTS AND APPROVALS. All consents, exemptions, authorizations, waivers or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Purchasers or the Company or enforcement against the Purchasers of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

            4.5 AMENDMENTS OF REGISTRATION RIGHTS AGREEMENTS. The parties to each of the Morgan Registration Rights Agreement, the FSA Registration Rights Agreement and the Second Amended and Restated Agreement of Limited Partnership, dated as of September 1, 1995, of National Auto Finance Company, L.P., shall have agreed to terminate the registration rights granted under each such agreement and each party to such agreements shall have executed and delivered the Registration Rights Agreement.

            4.6 CREDIT AGREEMENT WAIVER. The Company shall have obtained a waiver of any provisions of the Credit Agreement prohibiting or otherwise restricting the ability of the Company to enter into and perform its obligations under this Agreement or any other Transaction Document.

            4.7 GENERAL PARTNER'S CERTIFICATE. The Company shall have received from each Purchaser a certificate, dated the Closing Date and signed by the general partner or an appropriate officer of each such Purchaser, certifying that the conditions set forth in Sections 4.1 and 4.2 hereof have been satisfied on and as of such date with respect to such Purchaser.


                                ARTICLE 5

                           REPRESENTATIONS AND
                        WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to the Purchasers as follows:

            5.1   CORPORATE EXISTENCE AND POWER.  The Company:

                  (a) is, and after giving effect to the transactions contemplated by the Transaction Documents, will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

                  (b) has, and after giving effect to the transactions contemplated hereby, will have (i) full corporate power and authority and (ii) all Permits to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged;

                  (c) is, and after giving effect to the transactions contemplated hereby, will be duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

                  (d) is, and after giving effect to the transactions contemplated hereby, will be in compliance with (i) its certificate of incorporation and by-laws or other organizational or governing documents and
(ii) all Requirements of Law;

except, in the case of (b)(ii), (c) or (d)(ii) of this Section 5.1, to the extent that the failure to do, or be, so would not have a Material Adverse Effect.

            5.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, any other Transaction Document and the transactions contemplated hereby and thereby, including without limitation, the issuance of the Senior Subordinated Notes, the Warrants and the Shares:

                  (a) is within the Company's corporate power and authority and has been duly authorized by all necessary corporate action; and

                  (b) does not, and will not after giving effect to the transactions contemplated hereby, contravene the terms of the certificate of incorporation or by-laws or other organizational or governing documents or any amendment thereof of the Company; and

                  (c) does not, and will not after giving effect to the transactions contemplated hereby, violate, conflict with or result in any breach of, contravention of or the creation of any Lien under, any Contractual Obligation of the Company or any order or decree directly relating to the Company.

            5.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, is necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement, the Senior Subordinated Notes, the Warrants, the Registration Rights Agreement, any other Transaction Document or the transactions contemplated hereby or thereby, other than those that have been obtained or made on or prior to the Closing.

            5.4 BINDING EFFECT. This Agreement has been duly executed and delivered by the Company, and at the Closing the Senior Subordinated Notes, the Registration Rights Agreement, the Warrants and each other Transaction Document will be duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and at the Closing the Registration Rights Agreement, the Senior Subordinated Notes and the Warrants will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

            5.5 NO LEGAL BAR. Neither the execution, delivery and performance of this Agreement, the Registration Rights Agreement, or any other Transaction Document nor the issuance of or performance of the terms of the Senior Subordinated Notes or the Warrants will violate any Requirement of Law.

            5.6 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company:

                  (a) with respect to any Transaction Document or any of the transactions contemplated thereby; or

                  (b) which would, if adversely determined, (i) have a Material Adverse Effect or (ii) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Senior Subordinated Notes, the Warrants, the Registration Rights Agreement or any other Transaction Document. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement, the Senior Subordinated Notes, the Warrants, the Registration Rights Agreement or any other Transaction Document.

            5.7 NO DEFAULT OR BREACH. No event has occurred and is continuing or would result from the incurring of obligations by the Company under this Agreement, the Registration Rights Agreement or any other Transaction Document which constitutes a default under or breach of any of the provisions hereof or of the Notes and no such event will occur or will be continuing immediately after giving effect to the transactions contemplated hereby. The Company is not, and after giving effect to the transactions contemplated by the Transaction Documents will not be, in Default under or with respect to any Transaction Document in any respect.

            5.8 TITLE TO PROPERTIES. The Company has, and after giving effect to the transactions contemplated by the Transaction Documents will have, good record and marketable title to, or hold leases in full force and effect in all its real property, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.

            5.9 FINANCIAL CONDITION; NO UNDISCLOSED LIABILITIES. The Company heretofore has delivered to the Purchasers true and correct copies of (i) the audited consolidated balance sheets of National Auto Finance Company, L.P. and its Subsidiaries for the fiscal years ended December 31, 1996 and December 31, 1995 and the related consolidated statements of income (loss), partners' capital and cash flows for the years ended December 31, 1996 and December 31, 1995 and for the period from October 1, 1994 (date of inception) to December 31, 1994 (the "PREDECESSOR FINANCIALS"), (ii) the unaudited pro forma balance sheet of the Company for the fiscal year ended December 31, 1996 and an unaudited pro forma statement of income for the year ended December 31, 1996 (the "FINANCIALS") and (iii) the unaudited balance sheet of the Company as of September 30, 1997 and the related statements of income, cash flows and stockholder's equity, together with notes thereto, for the nine month period then ended (the "INTERIM FINANCIALS"), certified, as stated in the immediately following sentence, by the Treasurer or Chief Financial

Officer of the Company. Except as disclosed therein, the Predecessor Financials, the Financials and the Interim Financials have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby (except to the extent of any inconsistency resulting from the fact that the Company's predecessor was a limited partnership), and present fairly in all material respects the financial condition of the Company (or its predecessor, as the case may be) as of the dates thereof, and the results of operations of the Company (or its predecessor, as the case may be) for the periods then ended. After giving effect to the transactions contemplated hereby, will not have any material direct or indirect Indebtedness or liability, whether known or unknown, fixed or unfixed, contingent or otherwise, of a kind required by GAAP to be set forth on a financial statement (collectively "LIABILITIES"), other than (i) Liabilities fully and adequately reflected on the Financials and the Interim Financials, (ii) those incurred since the date of the Interim Financials in the ordinary course of business and (iii) Liabilities incurred pursuant to the Senior Subordinated Notes.

            5.10 NO MATERIAL ADVERSE CHANGE. Except as set forth on SCHEDULE 5.10, since December 31, 1996, there has not been any material adverse change, nor to the knowledge of the Company is any such change threatened, in the assets, business, properties, prospects, operations or financial or other condition of the Company.

            5.11 INVESTMENT COMPANY. Neither the Company nor National Auto Finance Company, L.P. is, and after giving effect to the transactions contemplated hereby will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            5.12  SUBSIDIARIES.  The Company has no Subsidiaries.

            5.13 CAPITALIZATION. At Closing, after giving effect to the transactions contemplated hereby, (i) the authorized capital stock of the Company will consist of 20,000,000 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock and (ii) no shares of Common Stock or Series A Preferred Stock will be held in the Company's treasury. As of the Closing, after giving effect to the transactions contemplated hereby, 9,030,762 shares of Common Stock and 2,295 shares of Series A Preferred Stock will be issued and outstanding. All such shares of Capital Stock of the Company have been duly authorized and all of the issued and outstanding shares of Common Stock and Series A Preferred Stock as of the date hereof are fully paid and non-assessable. The Warrants (assuming all such Warrants are exercised) to be issued at the Closing will constitute 11.99% of the Common Stock (excluding the Shares) on a fully diluted basis (assuming exercise, exchange or conversion, as the case may be, of all options (including options reserved for issuance but not yet issued), warrants, convertible or exchangeable securities or other Common Stock equivalents) as of the Closing Date. The Warrants (assuming all such Warrants are exercised) to be issued at the Closing and the Shares would constitute, in the aggregate, 27.85% of the Common Stock on a fully diluted basis (assuming exercise, exchange or conversion, as the case may be, of all options (including options reserved for issuance but not yet issued), warrants, convertible or exchangeable securities or other Common Stock equivalents) as of the Closing Date. Except as set forth in SCHEDULE 5.13 or as reserved for issuance in connection with the exercise of the Warrants and the sale of the Shares, there are no shares of Capital Stock of the Company reserved for issuance. The Common Stock issuable upon exercise of the Warrants (the "WARRANT SHARES") will be duly authorized, and, when issued against payment therefor, the Warrant Shares will be fully paid and non-assessable. The Shares are duly authorized and, when issued against payment therefor, will be fully paid and non-assessable. Except for the Warrants and as set forth in SCHEDULE 5.13, there are no options, warrants or other rights to purchase shares of Capital Stock or any other securities of the Company, nor is the Company obligated in any manner to issue shares of its Capital Stock or other securities. Except as contemplated hereby and for relevant state and federal securities laws, there are no restrictions on the Company's ability to transfer shares of Capital Stock of the Company.

            5.14 SOLVENCY. On and as of the Closing, after giving effect to the transactions contemplated hereby, the Company will be Solvent.

            5.15 PRIVATE OFFERING. No form of general solicitation or general advertising was used by the Company or, to its knowledge, its representatives in connection with the offer or sale of the Senior Subordinated Notes, the Warrants or the Shares. No registration of the Senior Subordinated Notes, the Warrants, the Warrant Shares or the Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of any such securities pursuant to the transactions contemplated hereby. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Senior Subordinated Notes, the Warrants, the Shares, or any other security in such a manner so as to require the registration of the Senior Subordinated Notes, the Warrants or the Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws.

            5.16 BROKER'S, FINDER'S OR SIMILAR FEES. Except for the Company's agreement with First Union Capital Markets which requires the Company to pay fees totaling $1,400,000, and the Company's agreement with National Financial Companies LLC which requires the Company to pay fees totaling $300,000, which fees shall be paid by the Company at Closing, and except for the facility fee payable to the Purchasers pursuant to Section 2.2 hereof, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the offer or sale of the Senior Subordinated Notes, the Warrants or the Shares contemplated hereby based on any agreement, arrangement or understanding with the Company, or any action taken by the Company.

            5.17 FULL DISCLOSURE. No statement by the Company contained in this Agreement (including all Schedules hereto), the Senior Subordinated Notes, the Warrants, the Registration Rights Agreement, the Subordination Agreement or the certificates referred to in Sections 3.3 and 3.4 hereof (collectively, "TRANSACTION DOCUMENTS") delivered to the Purchasers in connection with the purchase and sale of the Senior Subordinated Notes, the Warrants and the Shares at or prior to the Closing contains (or will contain) an untrue statement of a material fact or omits (or will omit) to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances in which made, not materially false or misleading.

            5.18 ANTI-DILUTION PROTECTION. No holder of shares of Common Stock (or securities convertible into or exchangeable or exercisable for any of the foregoing) has any rights to purchase or receive additional or other securities upon the occurrence of an event that might dilute such holder's percentage interest in the Company.

            5.19 REGISTRATION RIGHTS AGREEMENTS. Upon execution of the amendments referred to in Section 3.21 of this Agreement, the Company will not be a party to any agreement granting any registration rights to any Person other than the Registration Rights Agreement.

            5.20 LABOR RELATIONS. The Company is not engaged in any unfair labor practice. There is (a) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company before the National Labor Relations Board or any other Governmental Authority and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending or, to the knowledge of the Company, threatened, (b) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company and (c) no union representation question existing with respect to the employees of the Company and, to the knowledge of the Company, no union organizing activities are taking place.

            5.21  ERISA AND EMPLOYEE BENEFIT PLANS.

                  (a) There are no employee benefit plans or material employee benefit arrangements, policies or commitments of any type (including, but not limited to, plans described in section 3(3) of ERISA) maintained by the Company, or with respect to which the Company has or could have any direct or indirect liability, other than those described in SCHEDULE 5.21 ("BENEFIT PLANS").

                  (b) Accurate and complete copies of all plan text and agreements, the most recent annual report, the most recent annual and periodic accounting of plan assets, and the most recent actuarial valuation with respect to each Benefit Plan have been delivered to the Purchasers.

                  (c) No Benefit Plan is subject to Title IV of ERISA or section 412 of the Code. No Benefit Plan is a "multiple employer plan" within the meaning of the Code or ERISA.

                  (d) With respect to each Benefit Plan, except as set forth in
SCHEDULE 5.21: (i) if it is intended to qualify under section 401(a) or 403(a) of the Code, such plan so qualifies and has in effect a current determination letter; (ii) such Benefit Plan has been maintained and administered at all times in compliance in all material respects with its terms and applicable laws and regulations; (iii) no event has occurred and there exists no circumstances under which the Company could incur material liability under ERISA, the Code or otherwise (other than routine claims for benefits) with respect to such plan or with respect to any other entity's employee benefit plan; and (iv) all contributions and premiums due with respect to such plan have been made on a timely basis.

                  (e) With respect to each Benefit Plan that is a "welfare plan" (as defined in ERISA section 3(1)): (i) no such plan provides medical or death benefits with respect to current or former employees of the Company beyond their termination of employment (other than as required to avoid an excise tax under Code section 4980B); and (ii) the Company has complied in all material respects with the requirements of Code section 4980B.

                  (f) The consummation of the transactions contemplated by this Agreement will not: (i) entitle any individual to severance or termination pay;
(ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any individual; or (iii) result in the payment that will be taken into account in determining whether there is an "excess parachute payment" under Code section 280G(b)(1).

            5.22 ENVIRONMENTAL MATTERS. (i) The Company is and has been in compliance in all material respects with all applicable Safety and Environmental Laws; (ii) there is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company, and there is no civil, criminal or administrative judgement or notice of violation against the Company pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety; and (iii) there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance with Environmental Laws, or which have given rise to or will give rise to Environmental Claims, individually or in the aggregate, in excess of $125,000 or to Environmental Compliance Costs, individually or in the aggregate, in excess of $125,000.

            5.23  TAXES.

                  (a) The Company has timely filed all returns with respect to Taxes required to be filed through the date hereof in a manner consistent with prior years and applicable laws and regulations and all such Tax returns are true and complete in all material respects. The Company timely paid all Taxes shown on such returns as are due through the date hereof, or that are claimed or asserted by any taxing authority to be due through the date hereof, except for those Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established. With respect to any period for which Tax returns have not yet been filed, or for which Taxes are not yet due or owing, the Company has no liability for Taxes in each case other than Taxes incurred in the ordinary course of business or for which accruals are reflected in the Financials or the Interim Financials.

                  (b) No audit or other proceeding by any court, taxing authority, or similar person is pending or, to the knowledge of the Company, threatened with respect to any Taxes due from or with respect to the operations of the Company, or any Tax return filed by or with respect to the operations of the Company. No assessment of Taxes is proposed against the Company or any of its assets.

            5.24  PATENTS, TRADEMARKS, ETC.

                  (a) The Company owns or has licensed or otherwise has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights that are material to the operation of its business as presently conducted or proposed to be conducted.

                  (b) The Company owns, licenses or otherwise has the right to use all computer software, including the source codes thereto, that is material to the operation of its business as presently conducted or proposed to be conducted. All computer software owned by the Company, including the source codes thereto, is free and clear of all Liens (except Permitted Liens), has not in any material way been divulged to any third party and represents unique work product to which the Company has good and marketable title. The Company uses and has used its best efforts to secure and maintain its intellectual property rights in any and all computer software it owns. Duplicates of all such computer software, including the source codes thereto, are at a secure off-site location.

                  (c) No product, process, method, substance or other material presently owned, sold, licensed or employed by the Company, or which the Company contemplates owning, selling, licensing or employing, (i) infringes upon the patents, trademarks, service marks, copyrights or licenses that are owned by others or (ii) to the knowledge of the Company, is being infringed upon by any other Person. No liti gation is pending and no claim has been made against the Company or, to the knowledge of the Company, is threatened, contesting the right of the Company to own, sell, license or use any product, process, method, substance or other material presently owned, sold, licensed or employed by the Company or which the Company intends to acquire an ownership interest in, sell, license or employ. To the knowledge of the Company, no patent, invention, device, principle or any statute, law, rule, regulation, standard or code is pending or proposed which would be reasonably likely to have a Material Adverse Effect.

            5.25 POTENTIAL CONFLICTS OF INTEREST. To the knowledge of the Company, except as set forth on SCHEDULE 5.25, no officer, director or Affiliate of the Company, and no relative or spouse of any such officer, director or
Affiliate: (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company uses in the conduct of its business; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements arising in the ordinary course of business.

            5.26 TRADE RELATIONS. To the knowledge of the Company, there exists no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship or business of the Company, or its business with any customer or any group of customers whose use of its services are individually or in the aggregate material to the business of the Company, or with any material supplier, and there exists no condition or state of facts or circumstances that would have a Material Adverse Effect or prevent the Company from conducting its business after the consummation of the transactions contemplated by the Trans action Documents in substantially the same manner in which it heretofore has been conducted.

            5.27 INDEBTEDNESS. SCHEDULE 5.27 lists (i) the principal amount of all Indebtedness of the Company (other than the Senior Subordinated Notes), (ii) the Liens that relate to such Indebtedness of the Company and that encumber the assets of the Company and (iii) the name of each lender thereof.

            5.28 MATERIAL CONTRACTS. SCHEDULE 5.28 lists all contracts, agreements and commitments of the Company (other than the Transaction Documents) that are, or are required to be, filed as exhibits to any registration statement, proxy statement, report or other document filed, or to be filed, by the Company under the Securities Act or Exchange Act, and which have not, by their terms, expired or lapsed. All such contracts, agreements and commitments of the Company are in full force and effect and, to the knowledge of the Company with respect to other parties thereto, are binding upon the parties thereto in accordance with their terms. The Company is not in default under any such contract, agreement or commitment to which it is a party, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Except with respect to the Omni Agreement, the Company has no knowledge of any proposed, pending, or likely cancellation or termination of any such contract, agreement or commitment.

            5.29 INSURANCE. SCHEDULE 5.29 sets forth all policies or binders of fire, liability, workman's compensation, vehicular or other insurance held by or on behalf of the Company (specifying the insurer, the policy number of covering note numbers with respect to binders and describing each pending claim thereunder of more than $10,000, other than any claim arising in the ordinary course of business under the Company's vendor single interest insurance policies). To the Company's knowledge, such policies and binders are in full force and effect. The Company is not in default in any material respect with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under such policy or binder in due and timely fashion.

            5.30 PROJECTIONS. Prior to the date hereof, the Company delivered to the Purchasers financial projections as set forth in SCHEDULE 5.30 (the "PROJECTIONS"). The assumptions used in preparation of the Projections were reasonable when made and continue to be reasonable as of the date hereof and as of the Closing Date. The Projections have been prepared in good faith and the Projections give effect to the transactions contemplated by the Transaction Documents. The Purchasers acknowledge that the Projections contain assumptions about future events and that actual results during the period or periods covered may differ from the data and results contained in such Projections.

            5.31 COMMISSION DOCUMENTS. The Company has filed all registration statements, proxy statements, reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and all amendments thereto (collectively, the "COMMISSION DOCUMENTS"), and the Company has furnished to the Purchasers correct and complete copies of all Commission Documents, each as filed with the Commission. Each Commission Document was true and accurate in all material respects when filed with the Commission and in compliance in all material respects with the requirements of its respective report form.

            5.32  LENDING ACTIVITIES.

                  (a) All Vehicle Loans and all advertising, origination and servicing activities, procedures and materials with regard to all Vehicle Loans or accounts made, created, acquired, assumed, collected or serviced by Omni or the Company comply in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations, including but not limited to those related to usury, truth-in-lending, consumer protection, equal credit opportunity, fair debt collection, rescission rights and disclosures, except where failure to comply would not have a Material Adverse Effect.

                  (b) SCHEDULE 5.32(B) hereto completely and accurately describes the Company's Current Policies Regarding Purchase of Retail Installment Vehicle Loans as in effect on the date hereof, and all existing Vehicle Loans comply in all material respects with such policies.

                                ARTICLE 6

                           REPRESENTATIONS AND
                      WARRANTIES OF THE PURCHASERS

            Each Purchaser, severally and not jointly, represents and warrants to, and covenants and agrees with, the Company as follows:

            6.1   EXISTENCE AND POWER.  Such Purchaser:

                  (a) is duly organized and validly existing under the laws of the jurisdiction of its organization; and

                  (b) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged and to enter into this Agreement and the other Transaction Documents to which it is a party and perform its obligations hereunder and thereunder.

            6.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights
Agreement:

                  (a) is within such Purchaser's power and authority and has been duly authorized by all necessary partnership or corporate action, as the case may be;

                  (b) does not contravene the terms of such Purchaser's partnership agreement or certificate of incorporation, as the case may be, or other organizational documents, or any amendment thereof;

                  (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any order or decree directly relating to such Purchaser; and

                  (d) does not require approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, other than those that have been obtained or made on or prior to Closing.

            6.3 BINDING EFFECT. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser, and constitutes the legal, valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

            6.4 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the Registration Rights Agreement will not violate any Requirement of Law.

            6.5 PURCHASE FOR OWN ACCOUNT. The Purchasers acknowledge that the Company intends to rely on the provisions of Regulation D under the Securities Act and file a notice on Form D with the Commission and similar notices with applicable state securities authorities in connection with the initial issuance and sale of the Senior Subordinated Notes, the Warrants, the Warrant Shares and the Shares. The Senior Subordinated Notes, the Warrants (including, for purposes of this Section 6.5, the Warrant Shares) and the Shares to be acquired, as applicable, by each Purchaser pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the Senior Subordinated Notes, the Warrants, the Warrant Shares and the Shares, as the case may be, under an effective registration statement under the Securities Act, an exemption from such registration available under the Securities Act, or registration or an exemption from registration pursuant to any applicable state securities laws, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of the Senior Subordinated Notes, the Warrants, the Warrant Shares or the Shares such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to such securities. If such Purchaser should decide to dispose of such securities (other than pursuant to its registration rights under the Registration Rights Agreement), the Purchaser, if requested by the Company, will have the obligation in connection with such disposition, at such Purchaser's expense, of delivering an opinion of counsel of recognized standing in securities law, in connection with such disposition to the effect that the proposed disposition of such securities would not be in violation of the Secu rities Act or any applicable state securities laws and, assuming such opinion is required and is otherwise appropriate in form and substance under the circumstances, the Company will accept, and will recommend to any applicable transfer agent or trustee for such securities that it accept, such opinion. Such Purchaser agrees to the imprinting, so long as, in the reasonable opinion of the Company and its counsel (but only in the event a legal opinion of the type specified in the preceding sentence has not been delivered to the Company by such Purchaser), required by law of a legend on certificates representing the Senior Subordinated Notes, the Warrants, the Shares and the Warrant Shares to the following effect: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND

APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS. NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES."

            6.6 INVESTMENT COMPANY. Neither such Purchaser nor any Person controlling such Purchaser is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            6.7 BROKER'S, FINDER'S OR SIMILAR FEES. Except as otherwise set forth in this Agreement, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the offer or sale of the Senior Subordinated Notes, the Warrants and the Shares contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.


                                ARTICLE 7

                             INDEMNIFICATION

            7.1 INDEMNIFICATION BY THE COMPANY. In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless the Purchasers and their respective Affiliates (including, without limitation, BBH & Co.) and their respective officers, directors, agents, employees and partners (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities ("LOSSES") resulting from any breach of any representation or warranty, covenant or agreement of the Company in the Transaction Documents or any legal, administrative or other actions (including actions brought by any equity holders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement, the Senior Subordinated Notes, the Warrants, the Registration Rights Agreement, any other Transaction Document, the transactions contemplated hereby, or any indemnified party's role therein or in the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall not be liable under this Section 7.1: (a) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld), (b) with respect to Losses arising solely out of actions brought by the partners of the Fund or Progressive against an indemnified party or by one indemnified party against another or (c) to the extent that it is finally judicially determined that such Losses resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party or a breach of the indemnified party's representations in Article 6; PROVIDED, FURTHER, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees to reimburse each indemnified party for all such documented expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such indemnified party; PROVIDED, HOWEVER, that if an indemnified party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party.

            7.2 NOTIFICATION. Each indemnified party under this Article 7 will, promptly after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from the Company under this Article 7, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such indemnified party other than pursuant to this Article 7 or, unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, any conflict or potential conflict exists between the Company and such indemnified party that would make such separate representation advisable; PROVIDED, HOWEVER, that in no event shall the Company be required to pay fees and expenses under this Section 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Company shall not, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the Company. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.

            7.3 REGISTRATION RIGHTS AGREEMENT. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or offers or sales made thereunder.


                                ARTICLE 8

                    PRE-CLOSING AFFIRMATIVE COVENANTS

            8.1 OPERATION OF COMPANY. From and after the date hereof through the Closing, the Company shall not enter into any transaction or take any action other than in the ordinary course of business, except that the Company may enter into such transactions and take such other actions outside of the ordinary course of business, in each case as may be specifically approved in writing by the Purchasers.

            8.2 EXCLUSIVITY. From the date hereof through the earlier of the Closing Date or January 31, 1998, the Company shall not enter into discussions or negotiations with any Persons other than the Purchasers in respect of any transaction similar in nature to any transaction contemplated by this Agreement; PROVIDED, HOWEVER, that the Company may have discussions or negotiations with a potential "underwriter" (as defined in Section 2(11) of the Securities Act) in connection with a Public Offering by the Company.


                                ARTICLE 9

                          AFFIRMATIVE COVENANTS

            Until the payment of all principal of and interest on the Notes and all other amounts due at the time of payment of such principal and interest under this Agreement, including, without limitation, all expenses and amounts due at such time in respect of indemnity obligations under Article 7 (except with respect to Sections 9.1(c), 9.7, 9.8, 9.9(a), 9.9(b), 9.10, 9.11 and 9.14,
which shall survive in accordance with the terms thereof), the Company hereby covenants and agrees (a) with the Purchasers, with respect to all of this
Article 9, and (b) with all other Holders, with respect to all of this Article 9 except Sections 9.1(c), 9.9, 9.10 and 9.14 that, unless the Purchasers or such other Holders, as the case may be, waives compliance in writing:

            9.1 FINANCIAL STATEMENTS. The Company shall deliver to the Purchasers and any other Holder:

                  (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company and its Subsidiaries for such fiscal year and by the opinion of a nationally recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except to the extent of any inconsistency resulting solely from the fact that the Company's predecessor was a limited partnership);

                  (b) as soon as available and, in any event within 45 days of each of the first three fiscal quarters of each year commencing with the fiscal quarter ended March 31, 1998, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of income and cash flow for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company;

                  (c) budgets, documentation of material financial transactions, projections, operating reports, acquisition analyses, presentations to banks, financial institutions or potential investors, consultants' reports and such other financial and operating data of the Company and its Subsidiaries as the Fund or Progressive reasonably may request (any such information to be subject to the provisions of Section 9.9(b)) (PROVIDED that this Section 9.1(c) shall only require the Company to furnish the information specified herein to the Purchasers and shall only be binding upon the Company with respect to each of the Fund, the Progressive Entities and ML so long as the Fund, the Progressive Entities or ML, as the case may be, holds (i) more than 33% of its or their Purchaser Shares or (ii) any of the Notes);

                  (d) at any time when it is not subject to Section 13 or 15(d) of the Exchange Act, upon request, to the Purchasers and any prospective purchaser of Notes, Warrants, Warrant Shares or Shares, information of the type that would satisfy the requirement of subsection (d)(4)(i) of Rule 144A (or any similar successor provision) under the Securities Act; and

                  (e) except as otherwise provided in Section 9.1(a) and (b), promptly after the same are filed, copies of all reports, statements and other documents filed with the Commission.

            9.2 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the Purchasers and to any other Holder:

                  (a) concurrently with the delivery of the financial statements referred to in Section 9.1(a) and (b) above, a certificate of the Company's Chief Financial Officer stating that, to the best of such officer's knowledge, there exists no

Default under or breach of Articles 9 and 10, except as specified in such certificates; and

                  (b) concurrently with the delivery of the financial statements referred to in Sections 9.1(a) and (b) above, a certificate of an officer of the Company including calculations set forth in reasonable detail showing the Company's compliance with the financial covenants contained in Sections 10.1,
10.2 and 10.6.

            9.3 PRESERVATION OF CORPORATE EXISTENCE. The Company shall, and shall cause each of its Subsidiaries to:

                  (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its jurisdiction of incorporation or organization (except (i) in the event that the Company merges or consolidates into another Person in a transaction in compliance with Section
10.3 hereof, or (ii) in the event of a merger of wholly owned Subsidiaries of the Company with or into each other; PROVIDED that in each case the surviving Person shall preserve and maintain in full force and effect its corporate existence and good standing under the laws of its jurisdiction of incorporation or organization); and

                  (b) preserve and maintain in full force and effect all material rights, privileges, qualifications, licenses and franchises necessary in the normal conduct of its business.

            9.4 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including without limitation:

                  (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                  (b) all lawful claims which the Company and each of its Subsidiaries are obligated to pay, which are due and which, if unpaid, might by law become a Lien (other than a Permitted Lien) upon its property unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

                  (c) all payments of principal and interest when due (giving effect to any grace periods relating thereto) on Indebtedness.

            9.5 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with its articles or certificate of incorporation and by-laws or other organizational or governing documents and all Requirements of Law and with the directions of any Governmental

Authority having jurisdiction over it or its business, except such as to which such failure to comply would not have a Material Adverse Effect.

            9.6 NOTICES. Upon knowledge of the Chief Executive Officer, the President, the Chairman, the Vice Chairman, any Executive Vice-President or the Chief Financial Officer of the Company of the events described below, the Company shall give prompt written notice (but in any event within 10 days) to each holder of Notes:

                  (a) of the occurrence of any Default under, or breach of, any of the provisions of Articles 9 or 10;

                  (b) of any (i) material default or event of default under any Senior Indebtedness, Indebtedness pari passu in respect of payment with the Notes or any other material Contractual Obligation of the Company or any of its Subsidiaries, or (ii) material dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority; and

                  (c) Each notice pursuant to this Section 9.6 shall be accompanied by a statement by the Chief Executive Officer, President or Chief Financial Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken or proposes to take with respect thereto.

            9.7 ISSUE TAXES. Until the earlier of (x) the exercise of all of the Warrants and issuance of the Warrant Shares or (y) the expiration of the Warrants in accordance with their terms, the Company shall pay, or cause to be paid, all documentary and similar taxes (excluding income or capital gains taxes) levied under the laws of any applicable jurisdiction in connection with the initial issuance of the Senior Subordinated Notes, the Warrants, the Warrant Shares and the Shares and the execution and delivery of the other agreements and documents contemplated hereby and any modification of the Senior Subordinated Notes, the Warrants or such other agreements and documents and will hold the Purchasers harmless, without limitation as to time, against any and all liabilities with respect to all such taxes.

            9.8 RESERVATION OF SHARES. Until the earlier of (x) the exercise of all of the Warrants and the issuance of the Warrant Shares or (y) the expiration of the Warrants in accordance with their terms, the Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon exercise of all outstanding Warrants as provided therein, such number of shares of Common Stock as shall then be issuable or deliverable upon the exercise of all outstanding Warrants. Such shares of Common Stock shall, when issued or delivered against payment therefor in accordance with the terms of the Warrants, be duly and validly issued and fully paid and non-assessable.

            9.9   INSPECTION; CONFIDENTIALITY.

                  (a) So long as any of the Fund, the Progressive Entities or ML, as the case may be, holds (i) more than 33% of its or their Purchaser Shares or (ii) any of the Notes, the Company will permit, and will cause each of its Subsidiaries to permit, representatives of such Purchaser(s) to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours without interfering with the normal conduct of the Company's business or operations and as often as may be reasonably requested, upon reasonable advance notice to the Company. All expenses incurred by each Purchaser in connection with the foregoing shall be payable by such Purchaser; PROVIDED, HOWEVER, that if any Default or Event of Default shall have occurred and be continuing, all such expenses shall be payable by the Company.

                  (b) Each Purchaser will maintain as confidential any confidential or proprietary information obtained from the Company pursuant to
Section 9.9(a) or 9.1(c) (other than information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by any of the Purchasers or any of their representa tives), (ii) is available to such Purchaser on a non-confidential basis from a source other than the Company or its Subsidiaries, provided that such source was not known by such Purchaser to be bound by a confidentiality agreement with, or other duty of confidentiality to, the Company or any of its Subsidiaries, (iii) has been independently developed by such Purchaser or (iv) which was obtained more than one year prior to such disclosure), and shall not disclose any information obtained from the Company pursuant to Section 9.9(a) or 9.1(c) and required to be maintained as confidential pursuant hereto, except (a) after advising them of the confidential nature of such information and their responsibility to maintain such confidentiality, by the Fund to BBH & Co. and its advisors, representatives, agents, partners and employees who need to know such information to perform their duties, (b) after advising them of the confidential nature of such information and their responsibility to maintain such confidentiality, to the respective advisors, representatives, agents, partners (and their representatives and advisors) and employees of each Purchaser who need to know such information to perform their duties, (c) to any prospective transferee of the Senior Subordinated Notes, the Warrants, the Warrant Shares or the Shares or of an interest in the Fund, the Progressive Entities or ML or in a successor to the Fund sponsored by BBH & Co., upon the execution of a confidentiality agreement in form and substance reasonably satisfactory to the Company, (d) as may be required by law (including a court order, subpoena or other administrative order or process) or applicable regulations to which such Purchaser is or becomes subject, as, and only to the extent, determined by outside legal counsel and only following, if practicable, prior notice to the Company (but excluding any obligation of disclosure with respect to information furnished pursuant to Section 9.1(c) hereof, to the extent arising solely from the fact that a Purchaser desires to offer or sell all or any part of the Notes,

Warrants, Warrant Shares or Shares), (e) in connection with any litigation arising out of or related to this Agreement, (f) to the executive officers of the Company or any of its Subsidiaries, or (g) with the consent of the Company. In connection with clauses (a) and (b) of the preceding sentence, it is understood and agreed that each Purchaser shall be responsible for any breach of the provisions of this Section 9.9(b) by any of its advisors, representatives, agents, partners and employees.

            9.10  BOARD REPRESENTATION; VISITATION RIGHTS.

                  (a) The Company shall at or prior to the Closing Date cause two vacancies to be created on its Board of Directors (by increasing the number of members of the Board of Directors or otherwise) and at the Closing Date shall cause the persons designated by the Fund and the Progressive Entities to be elected to its Board of Directors. Such designees shall serve until the annual meeting of stock holders of the Company immediately following the election of such person to the Board of Directors.

                  (b) Commencing with the annual meeting of stockholders of the Company immediately following the election of such persons to the Board of Directors, and at each annual meeting of stockholders of the Company thereafter, each of (i) the Fund and (ii) the Progressive Entities shall be entitled to nominate (in addition to any rights granted to the holders of Common Stock as set forth in the Company's articles or certificate of incorporation), from time to time, one director to the Company's Board of Directors; PROVIDED, THAT each of (i) the Fund and (ii) the Progressive Entities shall be entitled to nominate a director to the Board of Directors only so long as the Fund or the Progressive Entities, as the case may be, holds either (x) at least 50% of the aggregate outstanding principal amount of the Notes initially issued to such Purchaser(s) or (y) at least 50% of the Purchaser Shares initially issued to such Purchaser(s). The Company shall cause such nominees of the Fund and the Progressive Entities to be included in the slate of nominees recommended by the Board to the Company's stockholders for election as directors, and the Company shall use its reasonable best efforts to cause the election of such nominees, including voting all shares for which the Company holds proxies (excluding any proxy submitted by a stockholder with other directions) or is otherwise entitled to vote, in favor of the election of such person.

                  (c) In the event any such nominee of either the Fund or the Progressive Entities shall cease to serve as a director for any reason, other than by reason of such Purchaser(s) not being entitled to nominate a nominee as provided in Section 9.10(b), the Company shall use its reasonable best efforts to cause the vacancy resulting thereby to be filled by a nominee of such Purchaser(s).

                  (d) In the event that the Board of Directors of the Company establishes committees from time to time, the nominee of the Fund shall have the right, upon the Fund's request, to serve on each such committee. If the Fund (a) is not entitled to nominate a nominee as provided in Section 9.10(b) or (b) elects not to nominate its nominee to any such committee, but, in each case the Progressive Entities are still entitled to nominate a nominee as provided in Section 9.10(b), the nominee of the Progressive Entities shall have the right, upon the Progressive Entities' request, to serve on each such committee. If the Company creates any Subsidiaries, each Subsidiary's Board of Directors (and each committee thereof) shall consist of the same members as the Company's Board of Directors (and each analogous committee thereof).

                  (e) So long as the Fund, the Progressive Entities or ML, as the case may be, owns more than 25% of (i) the aggregate outstanding principal amount of the Notes initially issued to such Purchaser(s) or (ii) the number of Purchaser Shares initially issued to such Purchaser(s), in addition to the rights granted pursuant to Sections 9.10(a) and (b) above, such Purchaser(s) shall have the right to have a representative attend all regular and special meetings of the Board of Directors of the Company and its Subsidiaries and any committees thereof. The visitation rights set forth above shall include the right to receive the same notice and materials provided to members of the Board of Directors of the Company and each committee thereto.

            9.11 REGISTRATION AND LISTING. If any Warrant Shares require registration with or approval of any Governmental Authority under any federal or state or other applicable law before such shares of Common Stock may be issued or delivered upon exercise of the Warrants, the Company will in good faith and as expeditiously as possible endeavor to cause such shares of Common Stock to be duly registered or approved, as the case may be, unless such registration or approval is required solely because of a breach of such Purchasers' representation contained in Section 6.5. In the event that, and so long as, the Common Stock (or any series or class of Capital Stock into which the Common Stock is reorganized, reclassified, reconstituted or otherwise changed) is listed on the NYSE or quoted or listed on any other national securities exchange or Nasdaq, the Company will, if permitted by the rules of such system or exchange, quote or list and keep quoted or listed on such exchange or Nasdaq, upon official notice of issuance, the Shares and all Warrant Shares. In addition, the Company will in good faith and as expeditiously as possible endeavor to obtain private placement numbers for the Notes, the Purchaser Shares and the Warrants (or any series or class of Capital Stock into which the Purchaser Shares are, or may be, reorganized, reclassified, reconstituted or otherwise changed), as assigned by the CUSIP Service Bureau of Standard & Poor's Corporation. The covenant provided in this Section 9.11 shall survive until there are no Holders.

            9.12 USE OF PROCEEDS. The proceeds of the Senior Subordinated Notes, the Warrants and the Shares shall be used by the Company only (a) to fund the purchase of Vehicle Loans by the Company in the ordinary course of business and in a manner consistent with past practice (including cash deposits in connection therewith), (b) for working capital requirements, (c) for general corporate purposes (including repayment of outstanding borrowings under the $8.0 million principal amount working capital subfacility of the Credit Agreement), (d) cash deposits in connection with Permitted Securitization Transactions, (e) for the repayment of up to $12,170,958 of Indebtedness of the Company outstanding under the Morgan Note Purchase Agreement and (f) for the payment of fees and expenses in connection with the transactions contemplated in the Transaction Documents.

            9.13 PAYMENT OF NOTES. The Company shall pay the principal of, interest on and other amounts due in respect of, the Notes on the dates and in the manner provided herein and in the Notes.

            9.14 SALE OF COMPANY. Until the Purchasers do not hold any Warrants (whether as a result of exercise or expiration), in the event of a contemplated sale of all of the Capital Stock of the Company (by way of merger or otherwise), the Company shall, if requested by the Purchasers, use its reasonable best efforts to cause such sale transaction to be structured in a manner that requires the purchaser(s) to purchase the Warrants from the Purchasers at a price equal to the consideration the Purchasers would have received had it exercised the Warrants immediately prior to the consummation of such sale transaction less the exercise price of such Warrants.

            9.15 ALLOCATION FOR TAX PURPOSES. For purposes of Treasury Regulation section 1.1273-2(h), the Senior Subordinated Notes and the Warrants shall be treated as an investment unit. The amount of the Unit Purchase Price which is allocable to the Senior Subordinated Notes shall equal $36,883,228, and the amount of the Unit Purchase Price which is allocable to the Warrants shall equal $3,116,772. The parties hereto shall file all returns and statements in respect of Taxes in a manner which is consistent with the foregoing allocation.

            9.16 INFORMATION ON INTERNAL RATE OF RETURN. Upon the occurrence of an event that (i) permits the holders of the Notes to require a Mandatory Redemption and (ii) that would require the Company to consider the "internal rate of return" of any of the Purchasers pursuant to the second paragraph of
Section 3.1 of the Notes, each of the Purchasers shall promptly deliver to the Company, but in any event within 5 Business Days after receiving a written request, a certificate setting forth in reasonable detail the calculation of its "internal rate of return," including any documents reasonably supporting such calculation. The determination of "internal rate of return" set forth in such certificate, which shall be prepared in good faith, shall be conclusive and binding on the Company in the absence of manifest error. The Company shall maintain as confidential any information contained in such certificate or obtained from the Purchasers in connection with the determination of the Purchasers "internal rate of return" under terms and conditions substantially identical to Section 9.9(b) hereof.

                               ARTICLE 10

                    NEGATIVE AND FINANCIAL COVENANTS

            Until the payment of all principal of and interest on the Notes and all other amounts due at the time of payment of such principal and interest under this Agreement, including, without limitation, all expenses and amounts due at such time in respect of indemnity obligations under Article 7 (except with respect to Sections 10.4, 10.13 and 10.14, which shall be binding upon the Company until the sale by the Purchasers of more than 66% of the aggregate amount of the Purchaser Shares), the Company covenants and agrees as follows:

            10.1 MINIMUM CONSOLIDATED NET WORTH. The Company shall not permit Consolidated Net Worth for any fiscal quarter to be less than (a) $25,890,000 PLUS (b) on a cumulative basis commencing with the fiscal quarter ending March 31, 1998, fifty percent (50%) of Net Income (if positive) for each fiscal quarter of the Company and its Subsidiaries ending on and after March 31, 1998 PLUS (c) one hundred percent (100%) of the proceeds (after payment of the Company's fees and expenses) received by the Company from any Public Offering or private placement of Capital Stock after the Closing Date (including the issuance and sale of the Shares).

            10.2 ADJUSTED INTEREST EXPENSE. The Company's EBIT DIVIDED by Consolidated Total Interest Expense for each period of four consecutive fiscal quarters ending December 31, 1997 and thereafter shall be at least 1.4:1.0.

            10.3 CONSOLIDATIONS AND MERGERS. The Company shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whenever acquired), except the Company may consolidate or merge with or into, or sell all or substantially all of its assets to, any Person if:

                  (a) The corporation or partnership formed by such consolidation or surviving such merger or the Person which acquires all or substantially all of the assets of the Company shall be (after giving effect to such transaction) a Solvent corporation or partnership organized or formed, as the case may be, and existing under, the laws of the United States, any state thereof, or the District of Columbia and shall expressly assume in writing all of the obligations of the Company under this Agreement, the Notes, the Warrants and the Registration Rights Agreement;

                  (b) immediately after giving effect to such transaction, (i) no default under the provisions of Articles 9 and 10 exists and (ii) the corporation or partnership formed by such consolidation or surviving such merger or the Person which acquires all or substantially all of the assets of the Company shall not be prohibited from incurring at least $1.00 of additional Indebtedness without violating any of the provisions of this Agreement;

                  (c) the corporation or partnership formed by or surviving any such transaction or the Person that acquires all or substantially all of the assets of the Company shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and

                  (d) the Company shall have furnished to the Holders (i) an opinion of outside counsel reasonably satisfactory to the holders of a majority in interest of the Notes, addressing the matters (other than solvency) set forth in clause (a) above and (ii) the certificate of the Chief Financial Officer of the Company to the effect that such transaction has been consummated in compliance with the foregoing requirements; PROVIDED that nothing in this
Section 10.3 shall affect the rights of any holder of the Notes, the Warrants or the Common Stock under this Agreement, the Notes, the Warrants or the Registration Rights Agreement.

            10.4 TRANSACTIONS WITH AFFILIATES. Except as set forth in SCHEDULE
10.4 and for payments permitted under Section 10.9, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Company (other than the Company's Subsidiaries) or of any such Subsidiary (other than the Company), except (i) in the ordinary course of business and pursuant to the reasonable requirements of the business of the Company or such Subsidiary, (ii) on terms no less favorable to the Company or such Subsidiary than those the Company or such Subsidiary would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary and (iii) following the prior approval of a majority of the members of the Board of Directors of the Company.

            10.5 NO INCONSISTENT AGREEMENTS. Neither the Company nor any of its Subsidiaries shall (a) enter into any loan or other agreement after the date hereof or (b) amend or modify any currently existing loan or other agreement, which in each case by its terms restricts or prohibits the ability of the Company to pay the principal of or interest on the Notes or to issue the Warrant Shares in accordance with the terms of this Agreement and the Warrants; PROVIDED, HOWEVER, that the foregoing shall not prevent the Company from entering into loan or other agreements that contain, or any amendment or other modification to any currently existing credit agreement to provide, restrictions on the ability of the Company to optionally redeem or prepay the Notes, following the occurrence of a default or event of default under such agreements.

            10.6  LIMITATION ON INDEBTEDNESS.

                  (a) Neither the Company nor any of its Subsidiaries shall, directly or indirectly, issue, assume or otherwise incur any Indebtedness, other than: (i) Indebtedness under this Agreement and the Notes, (ii) Junior Subordinated Indebtedness, (iii) Intercompany Indebtedness, (iv) Indebtedness under the Credit Agreement or other similar facilities in an amount not exceeding $100 million, which increases to an amount equal to the product of the Consolidated Tangible Net Worth of the Company multiplied by five multiplied by 0.6, and (v) Senior Indebtedness (to the extent not incurred under subsection (iv) of this Section 10.6) and Indebtedness that is pari passu with the Indebtedness incurred under the Notes, but only to the extent that, in the case of this clause (v), immediately after giving effect thereto, the ratio of Total Indebtedness to Consolidated Tangible Net Worth does not exceed 5.0:1.0).

                  (b) The Company shall not incur any Indebtedness if such Indebtedness is subordinate or junior in right of payment to Senior Indebtedness (as defined in Article 12) unless such Indebtedness is pari passu with the Indebtedness incurred under the Notes or is Junior Subordinated Indebtedness.

            10.7 LIMITATION ON LIENS. Neither the Company nor any of its Subsidiaries shall create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, other than: (i) Liens in favor of the Company or its Subsidiaries; (ii) Liens to secure Taxes, assessments and other governmental charges in respect of obligations not overdue or being contested in good faith by appropriate proceedings or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue or being contested in good faith by appropriate proceedings; (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations; (iv) Liens on properties in respect of judgments or awards, (a) the Indebtedness with respect to which is in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (b) that would not give rise to a Default under
Section 11.1(ix); (v) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens on properties in respect of obligations not overdue or being contested in good faith by appropriate proceedings; (vi) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Company or a Subsidiary of the Company is a party, and other minor Liens or encumbrances none of which in the opinion of the Company interferes materially with the use of the property affected in the ordinary conduct of the business of the Company and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Company individually or of the Company and its Subsidiaries on a consolidated basis; (vii) presently outstanding Liens listed on SCHEDULE 10.7 hereto; (viii) any Lien on equipment, software or real property securing Indebtedness incurred or assumed for the sole purpose of financing all or part of the cost of acquiring such equipment or real property, PROVIDED that such Lien attaches to such asset concurrently with or within 10 days after the acquisition thereof; (ix) Liens in respect of Senior Indebtedness permitted to be incurred under Section 10.6 of this Agreement; (x) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, tenders, bids, leases or other obligations of a like nature incurred in the ordinary course of business by the Company or its Subsidiaries; (xi) Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Company, its assets are acquired by a Subsidiary of the Company, or such Person and the Company merge or consolidate in a transaction in compliance with Section 10.3; PROVIDED that such Liens were in existence prior to the contemplation of such merger, acquisition or consolidation and do not extend to any assets other than those of the Person merging or consolidating with the Company; (xii) Liens on property existing at the time of acquisition thereof by the Company or any of its Subsidiaries, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than that being acquired; (xiii) Liens on cash deposits made for the purpose of enhancing the credit of Special Purpose Subsidiaries; and (xiv) other Liens arising in the ordinary course of and incidental to the conduct of the business of the Company and its Subsidiaries, which in the aggregate do not materially impair the use of such properties for the purposes for which such properties are held by the Company or its Subsidiaries, PROVIDED that the aggregate amount of the obligations secured by Liens permitted under this clause (xiv) shall not exceed $100,000 at any one time outstanding (collectively, "PERMITTED LIENS").

            10.8 INVESTMENTS. Neither the Company nor any of its Subsidiaries shall make any Investment, except for (i) Investments in Temporary Cash Investments; (ii) Investments existing as of the date hereof and listed on
SCHEDULE 10.8A; (iii) Investments by the Company in Subsidiaries of the Company existing on the Closing Date; (iv) Investments consisting of non-cash consideration received as proceeds of Dispositions permitted by Section 10.10;
(v) Investments consisting of loans and advances to employees for moving, entertainment and travel (other than ordinary course business expenses) not to exceed $250,000 in the aggregate at any time outstanding; (vi) Investments in Special Purpose Subsidiaries formed for the purpose of effectuating Permitted Securitization Transactions; (vii) purchases of Vehicle Loans consistent with the Company's Current Policies Regarding Purchase of Retail Installment Vehicle Loans as in effect from time to time that are made pursuant to good faith bona fide transactions; (viii) Investments by the Company in Subsidiaries of the Company engaging in the commercial or consumer finance and/or related service businesses, all as approved in advance by a majority of the members of the Board of Directors of the Company and in an amount in any Fiscal Year not in excess of 30% of the Consolidated Net Worth of the Company based on the most recent audited financial statements of the Company; (ix) Investments by the Company or its Subsidiaries as a result of the bankruptcy or reorganization of customers, suppliers, auto dealers and referral salesmen and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business of the Company or its Subsidiaries; (x) Investments consisting of advances to customers, suppliers, auto dealers and referral salesmen, in each case if created, acquired or made in the ordinary course of business, payable or dischargeable in accordance with customary trade terms, and in accordance with past practice; and (xi) additional Investments not to exceed $100,000 in the aggregate.

            10.9 LIMITATIONS ON RESTRICTED PAYMENTS. Neither the Company nor any of its Subsidiaries will declare or make any Restricted Payment, except that the Company may, so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of any such Restricted Payment, (i) purchase, redeem, retire or otherwise acquire or pay dividends in respect of shares of the Company's Capital Stock in an amount not to exceed $250,000 in any 12-month period; (ii) pay dividends to the holders of the Company's or any Subsidiary's Preferred Stock; (iii) purchase, redeem or retire Junior Subordinated Indebtedness in exchange for Capital Stock of the Company, PROVIDED that any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock issued in exchange for (A) Existing Junior Subordinated Indebtedness if issued (x) on or prior to March 31, 1998, shall have an issue, exchange, exercise or conversion price, as the case may be, equal to the greater of $5.25 per share (subject to appropriate adjustments for stock splits, stock dividends and the like) or Current Market Price at the time a definitive agreement to exchange is entered into or (y) after March 31, 1998, shall have an issue, exchange, exercise or conversion price, as the case may be, equal to no less than the Current Market Price at the time a definitive agreement to exchange is entered into, and (B) Junior Subordinated Indebtedness (other than the Existing Junior Subordinated Indebtedness) shall be issued at an issue, exchange, exercise or conversion price, as the case may be, equal to no less than the Current Market Price at the time a definitive agreement to exchange is entered into; (iv) purchase, redeem or retire Existing Junior Subordinated Indebtedness in exchange for cash to the extent that such Existing Junior Subordinated Indebtedness is purchased, redeemed or retired only at its stated and scheduled maturity and no sooner; and (v) purchase, redeem or retire Preferred Stock of the Company (x) in exchange for shares of Common Stock of the Company, but only so long as such shares of Common Stock are to be issued at a price no less than the Current Market Price of the Common Stock at the time a definitive agreement relating to such purchase, redemption or retirement is executed or (y) with the proceeds of the issuance and sale of additional shares of Preferred Stock, but only so long as such shares of Preferred Stock are issued in a transaction approved by a majority of the non-employee directors of the Company (EXCLUDING, HOWEVER, in all cases, Gary L.
Shapiro).

            10.10 DISPOSITIONS OF ASSETS. The Company shall not, and shall not permit any of its Subsidiaries to, make any Disposition (excluding any transaction made in compliance with Section 10.3 hereof) unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such disposition at least equal to the fair market value of the assets sold or otherwise disposed of and, in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable than the then prevailing market conditions, (ii) the Company shall apply, or cause a Subsidiary to apply, the Net Sale Proceeds from such disposition within 180 days of receipt thereof (A) to make Investments in assets or properties that will be used in the business of the Company and its Subsidiaries consistent with Section
10.13 hereto or (B) to repay any Indebtedness of the Company, and (iii) no Default or Event of Default shall have occurred and be continuing or would occur as a result of any such Disposition. Notwithstanding the foregoing sentence, the Company may sell or transfer its assets or properties in the ordinary course of business consistent with past practice, including transfers made in a Permitted Securitization Transaction and such transactions shall not be subject to the conditions set forth in the previous sentence.

            10.11 FUTURE ISSUANCES OF PREFERRED STOCK. The Company shall not, and shall not permit any of its Subsidiaries to, issue any shares of Preferred Stock unless (i) no Default or Event of Default shall have occurred and be continuing or would occur as a result of any such issuance; and (ii) if the shares of Preferred Stock are convertible or exchangeable into shares of the Company's Common Stock, the conversion or exchange price of such Preferred Stock shall be no less than 120% of the Current Market Price on the date a definitive purchase agreement with respect to the issuance of such Preferred Stock is executed.

            10.12 CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE COMPANY AND ITS SUBSIDIARIES. Except with the prior written consent of the Purchasers, no amendments to the articles or certificate of incorporation or by-laws of the Company or any of its Subsidiaries that would adversely affect the Company's obligation to pay the principal of and interest on the Notes shall be effected.

            10.13 LINE OF BUSINESS. The Company shall not, and shall not permit any of its Subsidiaries to, engage in the conduct of any business other than the business of the Company and its Subsidiaries in connection with the purchase and securitization of Vehicle Loans as such businesses exist on the Closing Date or in other commercial or consumer finance and/or related service businesses.

            10.14 VEHICLE LOAN POLICY. Except with the prior approval of the majority of the Board of Directors of the Company, the Company shall not materially modify or amend its Current Policies Regarding Purchase of Retail Installment Vehicle Loans.


                               ARTICLE 11

                          DEFAULTS AND REMEDIES

            11.1 EVENTS OF DEFAULT. An "Event of Default" shall occur if:

                   (i) the Company shall default in the payment of any installment of principal of any Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                  (ii) the Company shall default in the payment of any installment of interest on any Note according to the terms thereof, when and as the same shall become due and payable and such default shall continue for a period of five days; or

                 (iii) the Company or any of its Subsidiaries shall default in the due observance or performance of any covenant to be observed or performed pursuant to Sections 9.1(a), 9.1(b), 9.8, 9.10 or Article 10 (except for Sections 10.4 and 10.5) hereof; or

                  (iv) the Company or any of its Subsidiaries, as the case may be, shall default in the due observance or performance of any other covenant, condition or agreement on the part of the Company or any of its Subsidiaries to be observed or performed pursuant to the terms of this Agreement, and such default shall continue for 5 days with respect to Sections 10.4 and 10.5 hereof, or 30 days with respect to any such other covenant, in each case after the earlier of (A) the date the Company obtains knowledge of such default, or (B) the date written notice thereof shall have been given to the Company by the holder of any of the Notes; or

                   (v) any representation, warranty, certification or statement made by or on behalf of the Company in this Agreement or in any certificate or other document delivered pursuant hereto shall have been incorrect in any material respect when made; or

                  (vi) any (A) default in any payment of principal of or interest of any Indebtedness (other than Indebtedness under the Credit Agreement) of the Company or any of its Subsidiaries which Indebtedness has an aggregate principal amount outstanding equal to or exceeding $1,000,000, and such default shall continue beyond any applicable grace period or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or relating to Indebtedness under the Credit Agreement or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition actually results in the acceleration of such Indebtedness (including Indebtedness under the Credit Agreement) prior to its stated maturity; or

                 (vii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(a) relief in respect of the Company or any of its Subsidiaries, or of a substantial part of their property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Subsidiaries, or for a substantial part of their property or assets, or (c) the winding up or liquidation of the Company or any of its Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

                (viii) the Company or any Subsidiary thereof shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law,
(b) consent to the institution of or the entry of an order for relief against it, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (vii) of this Section 11.1, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Subsidiaries, or for a substantial part of their property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, or
(f) take any action for the purpose of effecting any of the foregoing; or

                  (ix) one or more final judgments for the payment of money in an aggregate amount in excess of $750,000 (to the extent not covered by insurance) shall be rendered against the Company or any of its Subsidiaries and the same shall remain in force, undischarged, unstayed, unsatisfied, unvacated or unbonded for more than 30 days, or any action, which is not quashed or remains unstayed for a period in excess of fifteen days, shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any of its Subsidiaries to enforce any such judgment; or

                   (x) the Company or any Subsidiary thereof shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

            11.2 ACCELERATION. If an Event of Default occurs under clauses (vii) or (viii) of Section 11.1, then the outstanding principal of and all accrued interest on the Notes and all other amounts owing under this Agreement and the Notes shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, subject to
Section 12.3(d), the holders of 51% of the aggregate principal amount of the Notes outstanding, by written notice to the Company, may declare the principal of and accrued interest on the Notes and all other amounts owing under this Agreement to be due and payable immediately. Upon such declaration, such principal and interest and other amounts shall become immediately due and payable. The holders of 51% of the aggregate principal amount of the Notes outstanding may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or interest or other amounts that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in
Section 14.2 hereof.

                               ARTICLE 12

                              SUBORDINATION

            The Notes shall at all times be wholly subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner provided in this Article 12.

            12.1 DEFINITIONS. As used in this Article 12, the following terms shall have the following meanings:

            "JUNIOR SECURITIES" means any debt or equity securities distributed to the holders of the Notes, but only if they are subordinated to at least the same extent as the Subordinated Indebtedness is subordinated to the Senior Indebtedness and any securities issued in exchange for Senior Indebtedness.

            "SENIOR DEFAULT" shall mean a Senior Payment Default or a Senior Event of Default.

            "SENIOR EVENT OF DEFAULT" shall mean an event of default, other than a Senior Payment Default, that occurs and is continuing with respect to Senior Indebtedness that permits the holders thereof to accelerate the maturity of such Senior Indebtedness.

            "SENIOR INDEBTEDNESS" shall mean (i) the principal of and interest on (including without limitation any interest that accrues after the commencement of any case, proceeding or other legal action relating to the bankruptcy, insolvency or reorganization of the Company to the extent such interest constitutes an allowed claim) (a) all Indebtedness of the Company (including Indebtedness of others guaranteed by the Company) which is (x) for money borrowed or (y) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind and (b) amendments, renewals, extensions, modifications and refundings of any such Indebtedness, whether such Indebtedness described in (a) or (b) is outstanding on the date hereof or hereafter created, incurred or assumed, but only if (a) such Indebtedness is permitted to be incurred under Section 10.6 and
(b) the instrument creating or evidencing any such Indebtedness pursuant to which the same is outstanding expressly provides that such Indebtedness is superior in right of payment to the Notes, and (ii) any other monetary obligations of the Company arising out of or in connection with the Indebtedness described in clause (i) above.

            "SENIOR PAYMENT DEFAULT" shall mean an event of default in the payment of any Senior Indebtedness that occurs and is continuing beyond any applicable period of grace.

            "SUBORDINATED INDEBTEDNESS" shall mean (i) the principal of and interest on the Notes; and (ii) any other monetary obligations of the Company arising out of or in connection with this Agreement or the Notes.

            12.2 GENERAL. Subject to the rights of the holders of the Subordinated Indebtedness to receive Junior Securities and any distributions provided in Section 12.4(c), upon the maturity of any Senior Indebtedness by lapse of time, acceleration, required prepayment or otherwise, all Senior Indebtedness then so due and payable shall first be paid in full in cash, before any payment is made or provided for on account of the Subordinated Indebtedness then so due and payable or any Notes issued pursuant to this Agreement are redeemed.

            12.3  LIMITATION ON PAYMENT AND REMEDIES.

                  (a) Upon receipt by the Company and the holders of the Notes of a Blockage Notice (as defined below), then unless and until (i) all Senior Defaults that gave rise to the Blockage Notice shall have been remedied or effectively waived in writing or shall have ceased to exist or (ii) the Senior Indebtedness in respect of which such Senior Defaults shall have occurred shall have been paid in full in cash, no direct or indirect payment (in cash, property, securities or by set-off or otherwise) of or on account of any regularly scheduled principal of or interest on the Notes (and specifically excluding any Optional Redemption or repayment of the Notes), with the exception of Junior Securities, shall be made during any period prior to the expiration of the Blockage Period (as defined below).

                  (b) For purposes of this Agreement, a "BLOCKAGE NOTICE" is a notice of a Senior Default that in fact has occurred and is continuing, given to the Company and the holders of the Notes (or their authorized Agent) by the holders of the requisite principal amount of the Senior Indebtedness under which such Senior Default has occurred (or their authorized agent); PROVIDED, HOWEVER, that (i) no such notice shall be effective as a Blockage Notice if an effective Blockage Notice shall have been given within 360 days (measured as of the commencement date of the prior notice) prior thereto and (ii) no such notice shall be effective as a Blockage Notice if based upon a Senior Default that was the basis of a prior effective Blockage Notice and such Senior Default has not been cured or waived for a period of at least 90 days.

                  (c) For purposes of this Section 3, a "BLOCKAGE PERIOD" with respect to a Blockage Notice is the period commencing upon the Company's receipt of such Blockage Notice and having a duration as follows:

                        (1) 225 days if the Senior Default to which the Blockage Notice refers is a Senior Payment Default; or

                        (2) 180 days if the Senior Default to which the Blockage Notice refers is a Senior Covenant Default.

            Upon the expiration or termination of any Blockage Period, the holders of the Notes shall be entitled to be paid accrued but unpaid interest then due on the Notes.

                  (d) As long as any Senior Indebtedness remains outstanding, upon the occurrence of an Event of Default under this Agreement, the holders of the Subordinated Indebtedness shall not declare or join in any declaration of the Notes to be due and payable by reason of such Event of Default or otherwise take any action against the Company prior to the expiration of 45 days (a "REMEDY STANDSTILL PERIOD") after the written notice of intention to accelerate on account of the occurrence of such Event of Default, specifying same (the "REMEDY NOTICE") shall have been given by the holders of the principal amount of the Subordinated Indebtedness necessary to cause acceleration thereof to the Company and the holders of the Senior Indebtedness (or their authorized agent) unless the holders of any Senior Indebtedness shall have caused such Senior Indebtedness to become due prior to its stated maturity or any Event of Default pursuant to Section 11.1(vii) or 11.1(viii) of this Agreement shall have occurred; PROVIDED, HOWEVER, that such Remedy Standstill Period shall be extended to 150 days from the date of such Remedy Notice if, at the time the Remedy Standstill Period would otherwise expire, there exists any Senior Default and an effective Blockage Notice is given in accordance with, and subject to the limitations of Agreement. Upon the expiration or termination of any Remedy Standstill Period, the holders of the Notes shall be entitled to exercise any of their rights with respect to the Notes other than any right to accelerate the maturity date of the Notes based upon the occurrence of any Event of Default which has been cured or otherwise remedied during the Remedy Standstill Period.

                  (e) Notwithstanding the foregoing, any Blockage Period or Remedy Standstill Period shall be inapplicable or cease to be effective if an Event of Default pursuant to Section 11.1(vii) or 11.1(viii) of this Agreement shall have occurred. In addition, any Blockage Period or Remedy Standstill Period shall cease to be effective if at any time during such period: (i) 37.5% or more of the assets of the Company are sold or otherwise disposed of (in one transaction or a series of related transactions) outside of the ordinary course of business for less than fair value; (ii) payment or any distribution of any character, whether in cash, securities or other property of the Company shall be made to or received by any creditor on any Indebtedness which is on the same level of priority with or junior and subordinate in right of payment to the Notes or (iii) acceleration of the maturity of any Senior Indebtedness. Notwithstanding any provision of any instrument evidencing any Subordinated Indebtedness or any other provisions contained in this Agreement to the contrary, no holder of Subordinated Indebtedness shall have any right to accelerate or declare a default under any Subordinated Indebtedness, and no purported default or acceleration of any Subordinated Indebtedness shall have any effect, to the extent that such default or acceleration is premised upon the existence of a default or event of default under the Senior Indebtedness.

            12.4 SUBORDINATION UPON CERTAIN EVENTS. Upon the occurrence of any Event of Default under Sections 11.1(vii) or (viii) of this Agreement:

                  (a) Upon any payment or distribution of assets of the Company to creditors of the Company, holders of Senior Indebtedness shall be entitled to receive payment in full in cash before the holders of Subordinated Indebtedness shall be entitled to receive any payment in respect of the Subordinated Indebtedness, except that the holders of Subordinated Indebtedness may receive Junior Securities.

                  (b) Until all Senior Indebtedness is paid in full in cash, any distribution to which the holders of Subordinated Indebtedness would be entitled but for this Agreement shall be made to holders of Senior Indebtedness, as their interests may appear, except that the holders of Subordinated Indebtedness may receive Junior Securities.

                  (c) Notwithstanding the foregoing provisions of this Section 12.4, if payment or delivery by the Company of Junior Securities to the holders of Subordinated Indebtedness is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Subordinated Indebtedness to the Senior Indebtedness, and made by a court of competent jurisdiction in a proceeding under any applicable bankruptcy or reorganization law, payment or delivery by the Company of such Junior Securities shall be made to the holders of the Subordinated Indebtedness in accordance with such order or decree.

            12.5 PAYMENTS AND DISTRIBUTIONS RECEIVED. If the holders of the Subordinated Indebtedness shall have received any payment from or distribution of assets of the Company in respect of the Subordinated Indebtedness in contravention of the terms of this Article 12 before all Senior Indebtedness is paid in full in cash, then and in such event such payment or distribution shall be received and held in trust for and shall be promptly paid over or delivered to the holders of Senior Indebtedness (or their authorized agent(s)) in the same form of payment received, with appropriate endorsements, to the extent necessary to pay all such Senior Indebtedness in full in cash, or any such assets as collateral for the Senior Indebtedness.

            12.6 SUBROGATION. After all amounts payable under or in respect of Senior Indebtedness are paid in full in cash, the holders of the Subordinated Indebtedness shall have the right to be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of the Subordinated Indebtedness have been applied to the payment of Senior Indebtedness. A distribution made under this Agreement to a holder of Senior Indebtedness which otherwise would have been made to the holders of the Subordinated Indebtedness is not, as between the Company and the holders of the Subordinated Indebtedness, a payment by the Company on Subordinated Indebtedness.

            12.7 RELATIVE RIGHTS. This Agreement defines the relative rights of the holders of the Subordinated Indebtedness and the holders of Senior Indebtedness. Nothing in this Section shall: (i) impair, as between the Company and the holders of the Subordinated Indebtedness, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest (including default interest) on Subordinated Indebtedness in accordance with its terms;
(ii) effect the relative rights of holders of Subordinated Indebtedness and creditors of the Company other than holders of Senior Indebtedness; or (iii) except as expressly provided herein, prevent the holders of Subordinated Indebtedness from exercising their available remedies upon a Default or Event of Default, subject to the rights, if any, under this Article 12 of holders of Senior Indebtedness.

            12.8 SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY. No right of any holder of any Senior Indebtedness to enforce the subordination of the Subordinated Indebtedness shall be impaired by any failure by the Company to comply with this Agreement.

            12.9 PAYMENTS. Subject to Section 12.3, a payment with respect to principal of or interest on the Subordinated Indebtedness shall include, without limitation, payment of principal of, and interest on the Subordinated Indebtedness, any depositing of funds for the defeasance of the Subordinated Indebtedness and any payment on account of mandatory prepayment or optional prepayment provisions.

            12.10 SECTION NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal of or interest on or other amounts constituting Subordinated Indebtedness by reason of any provision of this Agreement shall not be construed as preventing the occurrence of an Event of Default under Article 11 of this Agreement.

            12.11 DEFENSE TO ENFORCEMENT. If the Holder of any Note, in contravention of the terms of this Article 12, shall commence, prosecute or participate in any suit, action or proceeding against the Company, then the Company may interpose as a defense or plea the making of the agreement contained in this Article 12, and any holder of Senior Indebtedness may intervene and interpose such defense or plea in its name or in the name of the Company. If the Holder of any Note, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Indebtedness or enforce any of its rights under the Notes or Article 12 of this Agreement, then any holder of Senior Indebtedness or the Company may, by virtue of this Article 12, restrain the enforcement thereof in the name of such holders of Senior Indebtedness or in the name of the Company. If the Holder of any Note, in contravention of the terms of this Article 12, obtains any cash or other assets of the Company as a result of any administrative, legal or equitable actions, or otherwise, such holder agrees forthwith to pay, deliver and assign to the holders of Senior Indebtedness, with appropriate endorsements, any such cash for application to Senior Indebtedness and any such other assets as collateral for Senior Indebtedness.

            12.12 FURTHER COVENANTS.

                  (a) Each Holder of Notes agrees, upon request of a holder of Senior Indebtedness at any time and from time to time, to execute such other documents or instruments as may reasonably be requested to evidence of public record or otherwise the senior priority of the Senior Indebtedness as contemplated hereby.

                  (b) Each Holder of Notes further agrees to maintain on its books and records such notations as may reasonably be requested to reflect the subordination contemplated hereby and to perfect or preserve the rights of the holders of Senior Indebtedness hereunder.

            12.13 FREEDOM OF DEALING. Each Holder of a Note agrees, with respect to Senior Indebtedness and any and all collateral therefor or guaranties thereof, that the Company and the holders of Senior Indebtedness may, subject to the limitations contained in Section 10.6 of this Agreement, agree to increase the amount of the Senior Indebtedness or otherwise modify the terms of the Senior Indebtedness, and the holders of Senior Indebtedness may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Company and all other Persons, in each case without the consent of the Holders of the Notes or the Company and without affecting the agreements of the Holders of the Notes or the Company contained in this Article 12; PROVIDED, HOWEVER, that nothing contained in this Section 12.13 shall constitute a waiver of the right of the Company itself to agree or consent to a settlement or compromise of a claim which holders of Senior Indebtedness may have against the Company.

            12.14 SUBORDINATED INDEBTEDNESS VOTING RIGHTS. At any meeting of creditors of the Company or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Company or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Company or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Company for relief under any bankruptcy or reorganization law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshaling of assets or otherwise, the holders of Subordinated Indebtedness shall retain the right to vote and otherwise act with respect to the Subordinated Indebtedness (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), PROVIDED that, absent fraud or misrepresentation by the holders of Senior Indebtedness with respect to the Senior Indebtedness or conduct on the part of the holders of Senior Indebtedness which would be sufficient to support a claim of equitable subordination with respect to Senior Indebtedness under ss.510(c)(1) of the Bankruptcy Code (Title 11 U.S.C.), the holders of Subordinated Indebtedness shall not vote with respect to any such plan or take any other action in any way so as to contest (i) the validity of any Senior Indebtedness or any collateral therefor or guaranties thereof, (ii) the relative rights and duties of any holders of any Senior Indebtedness established in any instruments or agreements creating or evidencing any of the Senior Indebtedness with respect to any of such collateral or guaranties or (iii) the obligations and agreements of the holders of Subordinated Indebtedness set forth in this Article 12.

            12.15 SUBORDINATED INDEBTEDNESS UNSECURED. The holders of the Subordinated Indebtedness hereby acknowledge and agree that the Subordinated Indebtedness is unsecured.

            12.16 MODIFICATION OR SALE OF THE SUBORDINATED INDEBTEDNESS. The holders of Subordinated Indebtedness will not, at any time while this Agreement is in effect, modify any of the terms of this Article 12, Sections 10.1, 10.2, 10.6, any of the definitions relevant to any of the foregoing, or any other provision of this Agreement if such amendment, supplement or modification would impose more restrictive terms on the Company and would have an adverse effect on the rights and remedies of the holders of the Senior Indebtedness; nor will the holders of Subordinated Indebtedness sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Indebtedness to any person other than a person who agrees in writing reasonably satisfactory in form and substance to the holders of the Senior Indebtedness, to become a party hereto and to succeed to the rights and to be bound by all of the obligations of the holders of the Subordinated Indebtedness under this Article 12. In the case of any such sale or other disposition by the holders of Subordinated Indebtedness, the holders of Subordinated Indebtedness will notify the holders of Subordinated Indebtedness at least five (5) Business Days prior to the date of any of such intended sale or other disposition.

            12.17 TERMINATION OF SUBORDINATION. This Article 12 shall continue in full force and effect, and the obligations and agreements of the holders of Subordinated Indebtedness and the Company hereunder shall continue to be fully operative, until all of the Senior Indebtedness shall have been paid or provided for in full in cash and such provision or payment shall be final and not avoidable. To the extent that the Company or any guarantor of or provider of collateral for the Senior Indebtedness makes any payment on the Senior Indebtedness that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a "VOIDED PAYMENT"), then to the extent of such Voided Payment, that portion of the Senior Indebtedness that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from any holder of Senior Indebtedness, an event of default shall be deemed to have existed and to be continuing under the applicable Senior Indebtedness from the date of such holder's initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to such holder of

Senior Indebtedness. During any continuance of any such event of default, this Agreement shall be in full force and effect with respect to the Subordinated Indebtedness. To the extent that any holder of Subordinated Indebtedness has received any payments with respect to the Subordinated Indebtedness subsequent to the date of any holder's Senior Indebtedness initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, such holder of Subordinated Indebtedness shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the holders of Senior Indebtedness, and the holders of Subordinated Indebtedness hereby agree to pay to the holders of Senior Indebtedness upon demand, the full amount so received by the Subordinated Indebtedness during such period of time to the extent necessary fully to restore to the holders of Senior Indebtedness the amount of such Voided Payment.

            12.18 NOTICES TO HOLDERS OF SENIOR INDEBTEDNESS. The holders of Subordinated Indebtedness shall provide notices required to be given under this
Article 12 to holders of Senior Indebtedness in the manner provided in Section
14.2 of this Agreement to the addresses of holders of Senior Indebtedness specified in the Credit Agreement or other documents evidencing any such Indebtedness.


                               ARTICLE 13

                               PREPAYMENT

            The Company shall prepay outstanding principal (together with accrued interest) on the Notes in accordance with the "Mandatory Prepayment" provisions set forth in Section 3 of the Notes. The Company may prepay outstanding principal (together with accrued interest) on the Notes only if the Notes are prepaid in accordance with the "Optional Prepayment" provisions set forth in Section 4 of the Notes.


                               ARTICLE 14

                              MISCELLANEOUS

            14.1 SURVIVAL OF PROVISIONS. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchasers or any Affiliate, acceptance of the Senior Subordinated Notes, Warrants, Shares and Warrant Shares and payment therefor, payment of the Senior Subordinated Note upon redemption or otherwise, and exercise of the Warrants.

            14.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 14.2:

                  (a)   if to the Fund:

                        The 1818 Mezzanine Fund, L.P.
                        c/o Brown Brothers Harriman & Co.
                        59 Wall Street
                        New York, New York  10005
                        Attention:  Joseph P. Donlan

                        Telecopier No.:  (212) 493-8429

                  with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, New York  10019-6064
                        Attention:  Marilyn Sobel, Esq.

                        Telecopier No.:  (212) 757-3990

                  (b) if to PCI or Progressive:

                        401 Theodore Fremd Avenue
                        Rye, New York  10580
                        Attention:  David W. Young

                        Telecopier No.:  (914) 921-6716

                  with a copy to:

                        Baker & Hostetler LLP
                        3200 National City Center
                        1900 East 9th Street
                        Cleveland, Ohio 44114-3485
                        Attention:  Gerardo C. Orlando, Esq.

                        Telecopier No.:  (216) 696-0740

                  (c)   if to ML:

                        c/o ManuLife Financial
                        73 Tremont Street, Suite 1300
                        Boston, Massachusetts  02108-3915
                        Attention:  Raymond L. Britt, Jr.

                        Telecopier No.:  (617) 854-4403

                  with a copy to:

                        Manufacturers Life Insurance Company
                        Corporate Law Department
                        200 Bloor Street East
                        Toronto, Ontario  M4W1ES, Canada
                        Attention:  William Dawson, Esq.

                        Telecopier No:  (416) 926-5657
                  (d)   if to the Company:

                        National Auto Finance Company, Inc.
                        621 N.W. 53rd Street
                        Suite 200
                        Boca Raton, Florida  33487
                        Attention: Keith B. Stein

                        Telecopier No.:  (360) 693-0552

                  with a copy to:

                        Weil Gotshal & Manges LLP
                        100 Crescent Court
                        Suite 1300
                        Dallas, Texas  75201-6950
                        Attention:  Jeremy W. Dickens, Esq.

                        Telecopier No.:  (214) 746-7777

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered to a courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when confirmation of receipt is acknowledged, if telecopied.

            14.3 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns and permitted transferees of the parties hereto. Except as provided in Articles 7 and 12, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement, the Notes and the Warrants.

            14.4  ASSIGNMENTS.

                  (a) The Company may not assign any of its rights or obligations under this Agreement (other than in connection with a transaction permitted pursuant to Section 10.3 hereof) without the written consent of the Purchasers (prior to Closing) or the holders of a majority (x) in aggregate principal amount of the Notes outstanding (following Closing) and (y) of the aggregate number of Purchaser Shares then held by Holders.

                  (b) Subject to the other limitations contained in the Notes, the Warrants and herein, including but not limited to Section 6.5, the Purchasers and any subsequent Holder of Notes, Shares, Warrant Shares or Warrants may, at any time or from time to time sell, agree to sell or assign to one or more other Persons who agree to be bound by all of the terms of this Agreement, all or any portion of the Notes, Warrants, Shares or Warrant Shares. Subject to the other limitations contained in the Notes and this Agreement, including but not limited to Section 6.5, in the event of any such sale or assignment of a Note, upon surrender for exchange of any Note at the office of the Company designated for notices in accordance with Section 14.2, the Company shall execute and deliver in exchange therefor, without expense to the holder (provided the Company shall not be responsible for any transfer taxes in connection with any such sale or assignment), one or more new Notes in the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered Note), in the name of such Person or Persons as may be designated by such holder in writing, and otherwise of the same form and tenor as the Note so surrendered for exchange. Subject to the limitation contained in the Warrants (solely with respect to the Warrants), certificates representing the Shares or Warrant Shares (solely with respect to the Shares or Warrant Shares, as applicable) and this Agreement, including but not limited to Section
6.5 hereof, in the event of any sale or assignment of any Warrants, Shares or Warrant Shares, upon surrender for exchange of any Warrant or certificate representing any of the Shares or Warrant Shares at the office of the Company designated for notices in accordance with Section 14.2, the Company shall execute and deliver in exchange therefor, without expense to the holder (provided the Company shall not be responsible for any transfer taxes in connection with any such sale or assignment), one or more Warrants or certificates representing Shares or Warrant Shares, as applicable, in the same amount as surrendered as such holder shall specify in the name of such Person or Persons as may be designated by such holder in writing, and otherwise of the same form. Every Note, Warrant or certificate representing any Shares or Warrant Shares surrendered for transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such Note, Warrant or certificate representing any Shares or Warrant Shares or its attorney duly authorized in writing.

            14.5  AMENDMENT AND WAIVER.

                  (a) No failure or delay on the part of any Holder, in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement or the Notes, any waiver of any provision of this Agreement or the Notes, and any consent to any departure by the Company from the terms of any provision of this Agreement or the Notes, shall be effective (i) only if it is made or given in writing and signed by the Company and the holders of 66% of the aggregate principal amount of the Notes outstanding, and (ii) only in the specific instance and for the specific purpose for which made or given. Notwithstanding the foregoing, without the consent of each holder of a Note affected, an amendment may not:

                        (1) reduce the rate of or extend the time for payment of interest on any Note;

                        (2) reduce the principal of or extend the maturity of any Note;

                        (3) change the time at which any Note shall or may be prepaid in accordance with Sections 3 and 4 of the Notes;

                        (4) make any Note payable in money other than that stated in the Notes;

                        (5) make any change in Article 12 that adversely affects the rights of any holder of a Note under
                              Article 12; or

                        (6) make any change in the first or second sentence of this Section 14.5(b).

                  (c) Any amendment, supplement or modification of or to any of the terms provided in Article 8, Sections 9.1(c), 9.7, 9.9, 9.10, 9.11, 9.15, 10.4, 10.13 and 10.14 and Article 14, and any definitions in Article 1 relating to such provisions, and any consent to any departure by the Company from such provisions, shall be effective (i) only if it is made or given in writing and signed by the Company and the Holders of at least 51% of the Purchaser Shares held by Holders, and
(ii) only in the specific instance and for the specific purpose for which made or given.

                  (d) In addition to the foregoing, any amendment, supplement or modification of or to any of the terms provided in Sections 9.8, 9.11 or 9.14, and any consent to any departure by the Company from any such provisions, shall be effective (i) only if it is made or given in writing and signed by the Company and the Holders of at least 51% of the Warrants (based on the number of Warrant Shares issuable upon the exercise of unexercised Warrants) held by Holders, and (ii) only in the specific instance and for the specific purpose for which made or given.

                  (e) Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

            14.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            14.7 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            14.8 DETERMINATIONS. All determinations to be made by the Company, the Purchasers or any Holder hereunder in its opinion or judgment or with its approval or otherwise shall be made by it in its sole discretion, unless otherwise specified herein.

            14.9 GOVERNING LAW. This Agreement has been negotiated, executed and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

            14.10 JURISDICTION. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York located in New York City or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts pursuant to a contractual provision in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 14.2, such service to become effective 10 days after such mailing. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY

WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY FUNDAMENTAL DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE.

            14.11 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

            14.12 RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

            14.13 REMEDIES. If a breach of this Agreement, the Notes or the Warrants by the Company occurs and is continuing, the Purchasers or any Holder may pursue any available remedy by proceeding at law or in equity to enforce the performance (including, without limitation, the specific performance) of any provision of the Notes, the Warrants or this Agreement. The Purchasers or any Holder may maintain a proceeding even if it does not possess any of the Notes or Warrants or does not produce any of them in the proceeding. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            14.14 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto, the Senior Subordinated Notes, the Warrants and the Regis tration Rights Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, the Senior Subordinated Notes, the Warrants and the Registration Rights Agreement supersede all prior agreements and under standings among the parties with respect to such subject matter.

            14.15 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, the Notes, the Warrants and the Registration Rights Agreement or any other document or instrument contemplated hereby or thereby, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees, charges and disbursements in addition to any other available remedy.

            14.16 PUBLICITY. Except as may be required by applicable law or a listing agreement with any securities exchange or Nasdaq, no party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by a party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

            14.17 EXPENSES. The Company acknowledges and agrees that whether or not the transactions contemplated hereby are consummated, the Company shall reimburse the Purchasers for (a) all out-of-pocket expenses of the Purchasers in connection with any preparation and filing of any notification and report forms filed in compliance with the HSR Act in connection with the transactions contemplated hereby and (b) all out-of-pocket expenses, and all legal fees and expenses of the Purchasers incurred in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers or partners hereunto duly authorized as of the date first above written.


                       NATIONAL AUTO FINANCE COMPANY, INC.


                       By:  /s/ Keith B. Stein
                            -------------------------------------
                            Name: Keith B. Stein
                            Title: Vice Chairman and Treasurer


                       THE 1818 MEZZANINE FUND, L.P.

                       By: Brown Brothers Harriman & Co.,
                                 its General Partner


                       By:  /s/ Joseph P. Donlan
                            ---------------------------------
                            Name:



                      PROGRESSIVE INVESTMENT COMPANY, INC.


                       By:  /s/ David W. Young
                            -------------------------------------
                            Name: David W. Young
                            Title: Chief Investment Officer


                             PC INVESTMENT COMPANY


                       By:  /s/ David W. Young
                            -------------------------------------
                            Name: David W. Young
                            Title: Chief Investment Officer

                        MANUFACTURERS LIFE INSURANCE
                        COMPANY (U.S.A.)


                       By:  /s/ Raymond Britt
                            -------------------------------------
                            Name: Raymond Britt
                            Title: V.P.

                                                            SCHEDULE 2.1A


              PRINCIPAL AMOUNT OF SENIOR SUBORDINATED NOTES




                                  PRINCIPAL AMOUNT OF
NAME OF PURCHASER                 SENIOR SUBORDINATED NOTES
-----------------------------     ---------------------------------------
The 1818 Mezzanine Fund, L.P.                                 $16,000,000

PC Investment Company                                         $14,000,000

Manufacturers Life Insurance                                  $10,000,000
Company (U.S.A.)
                                  ---------------------------------------
                  Total:                                      $40,000,000
                                  =======================================

                                                            SCHEDULE 2.1B

                                WARRANTS



                                  NUMBER OF SHARES OF COMMON STOCK
NAME OF PURCHASER                 TO BE PURCHASED BY THE WARRANTS
-----------------------------     ---------------------------------------
The 1818 Mezzanine Fund, L.P.                                     415,570

PC Investment Company*                                            363,623

Manufacturers Life Insurance                                      259,731
Company (U.S.A.)
                                  ---------------------------------------
                  Total:                                        1,038,924
                                  =======================================



* Immediately following the Closing, PC Investment Company will assign the Warrants to The Progressive Investment Company, Inc.

                                                            SCHEDULE 2.1C

                              COMMON STOCK



NAME OF STOCK PURCHASER           NUMBER OF SHARES OF COMMON STOCK
-----------------------------     ---------------------------------------
The 1818 Mezzanine Fund, L.P.                                     761,905
Progressive Investment Company,                                 1,142,857
Inc.
                                  ---------------------------------------
                  Total:                                        1,904,762
                                  =======================================